EXHIBIT 10.33

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AND COMMERCIALIZATION AGREEMENT

THIS LICENSE AND COMMERCIALIZATION AGREEMENT (this “Agreement”) is effective as of 21st December, 2017 (the “Effective Date”) by and between Histogenics Corporation., a corporation organized and existing under the laws of the State of Delaware, with offices at 830 Winter Street, 3rd Floor, Waltham, MA, 02451 (“Histogenics”), and MEDINET Co., Ltd., a corporation organized and existing under the laws of Japan, with offices at 2-3-12 Shinyokohama, Kohoku-ku, Yokohama-shi, Kanagawa-ken, Japan (“MEDINET”) (each, a “Party” and together, the “Parties”).

WHEREAS, Histogenics is a regenerative medicine company focused on developing and commercializing products in various human indications;

WHEREAS, MEDINET is a regenerative medicine company focused on developing and commercializing products in various human therapeutic areas;

WHEREAS, subject to the terms and conditions herein, Histogenics desires to grant to MEDINET a license under certain patents, patent applications, know-how, and technology to develop and commercialize certain therapeutic products to replace or repair damaged, worn, or defective cartilage, and MEDINET desires to obtain such license, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I.
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

Section 1.01“Affiliate” shall mean with respect to either one of the Parties, any person, firm, trust, partnership, corporation or other entity or combination thereof which directly or indirectly: (a) controls said Party; (b) is controlled by said Party; or (c) is under common control with said Party; the terms "control" and "controlled" as used in this definition, meaning ownership of fifty percent (50%) or more, including ownership by one or more trusts with substantially the same beneficial interests, of the voting and equity rights of such person, firm, trust, partnership, corporation or other entity or combination thereof or the power to direct the management of such person, firm, trust, partnership, corporation or other entity or combination thereof.

Section 1.02“Applicable Law” shall mean all laws, statutes, ordinances, rules, regulations, writs, judgments, decrees, injunctions (whether preliminary or final), orders and other pronouncements having the effect of law of any Governmental Authority that may be in effect from time to time.  For clarity, Applicable Law includes GCP, GLP, and GMP.

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Section 1.03“Arising IP” shall have the meaning set forth in Section 8.01(a).

Section 1.04“BLA” shall mean a Biologics License Application filed with or submitted to the FDA pursuant to 21 C.F.R.  Parts 600-680 (or the foreign equivalent filed with or submitted to the PMDA or other relevant Regulatory Authority pursuant to Applicable Laws).

Section 1.05“Biopsy Kit” shall mean ****.

Section 1.06“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a public holiday in the USA or Japan in which MEDINET is actively carrying out Development or Commercialization activities with respect to Product.

Section 1.07“Calendar Quarter” shall mean a period of three (3) consecutive months corresponding to the calendar quarters commencing on the first day of January, April, July or October, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.

Section 1.08“Calendar Year” shall mean a period of twelve (12) consecutive months corresponding to the calendar year commencing on the first day of January, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

Section 1.09“Cellular and Tissue-based Product” shall mean a product that falls within the definition of Article 2, Paragraph 9 of the Law on Securing Quality, Efficacy and Safety of Products Including Pharmaceuticals and Medical Devices of Japan (Act No. 145 of 1960, as amended).

Section 1.10“Challenge” shall mean, with respect to any Patents, to contest the validity or enforceability of any such Patents, in whole or in part, in any court, arbitration proceeding or other tribunal, including without limitation the United States Patent and Trademark Office and the United States International Trade Commission.  For the avoidance of doubt, the term “contest” includes (a) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any such Patents; (b) filing, or joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any such patents or any portion thereof; (c) any foreign equivalent of subsection (a) or (b) in the Territory; or (d) filing or commencing any opposition, nullity or similar proceedings challenging the validity of any such Patents in any country outside the United States; but excludes (v) filing a request under 35 U.S.C. § 302 for re-examination of any such Patents; (w) filing a request under 35 U.S.C. § 251 for a reissue of any such Patents; (x) filing, or joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of any such Patents or any portion thereof; (y) provoking or becoming

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a party to an interference with an application for any of the Patents pursuant to 35 U.S.C. § 135; or (z) any foreign equivalents of subsection (v) through (y) applicable in the Territory outside the United States.

Section 1.11 “Clinical Development” shall mean the conduct of Clinical Trials for a Product.

Section 1.12“Clinical Trial” shall mean any of a Phase 1 Clinical Trial, Phase 2 Clinical Trial, or Phase 3 Clinical Trial.

Section 1.13“Commercialize” shall mean any and all activities directed to the promotion, marketing, distribution or sale (and offer for sale) for a product.  “Commercializing” and “Commercialization” shall have corresponding meanings.

Section 1.14“Commercially Reasonable Efforts” shall mean efforts and resources typically used by biotechnology companies similar in size and scope to perform the obligation at issue, which efforts shall not be less than those efforts made with respect to other products at a similar stage of development or in a similar stage of product life, with similar developmental risk profiles, of similar market and commercial potential, taking into account the competitiveness of the market place, the proprietary position of the products, the regulatory structure involved, the profitability of the applicable products.

Section 1.15“Confidential Information” shall mean all secret, confidential or proprietary information, Know-How or data, whether provided in written, oral, graphic, video, computer or other form, that (a) is provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) that is marked or otherwise identified as confidential or that by its nature a reasonable person would understand to be confidential in connection with this Agreement, including all scientific, pre-clinical, clinical, regulatory, process, formulation, manufacturing, marketing, financial and commercial information or data.  Notwithstanding the foregoing sentences, Confidential Information shall not include any information that:

(a)was already known to the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party to the extent such Receiving Party has contemporaneous documentation or other competent evidence to that effect;

(b)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d)were subsequently lawfully disclosed to the Receiving Party by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)were independently discovered or developed by or on behalf of the Receiving Party without the use of, reliance on or reference to the Confidential Information belonging to

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the other Party and the Receiving Party has contemporaneous documentation or other competent evidence to that effect.

Section 1.16“Control” and its correlative terms, “Controlled” or “Controls”, shall mean, with respect to any intellectual property right or information (including tangible embodiments thereof), that a Party owns or has a license or sublicense to such item or right, and has the ability to grant access, license or sublicense in or to such right without violating the terms of any agreement or other arrangement with any Third Party and without causing such Party to incur payment obligations to a Third Party by reason of the granting of a license thereunder (unless the other Party agrees to bear such payment obligations to the extent arising from the grant of a right or license thereunder to such other Party).

Section 1.17 ****.

Section 1.18“Develop” shall mean the conduct of Development activities.

Section 1.19“Development” shall mean all activities relating to obtaining Regulatory Approval of a Product, including without limitation Clinical Development.

Section 1.20“Directly Competing Product” shall mean any Cellular and Tissue-based Product (other than a Product that is the subject of the licenses and sublicenses from Histogenics to MEDINET in this Agreement) for use in the Field.  For clarity, ****, would not be considered to be Directly Competing Products under this Agreement.

Section 1.21“FDA” shall mean the US Food and Drug Administration, and any successor or replacement agency.

Section 1.22“Field” shall mean ****.

Section 1.23“First Commercial Sale” shall mean, with respect to any Product, the first arm’s length sale for monetary value by MEDINET, its Affiliate, or its Sublicensees to a Third Party for end use or consumption by the general public of such Product in the Territory; provided, however, that in no event shall any sale or distribution of a Product for use in a Clinical Trial or otherwise any sales prior to receipt of all Regulatory Approvals necessary to commence regular commercial sales be deemed a First Commercial Sale.

Section 1.24“GCP” or “Good Clinical Practice” shall mean the then-current good clinical practice applicable to the Clinical Development of a Product under Applicable Law in an applicable country or territory.

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Section 1.25“GCTP” or “Good Gene, Cellular, and Tissue-based Products Manufacturing Practice” shall mean good gene, cellular, and tissue-based products manufacturing practice required under the GCTP Ordinance of Japan (Ordinance issued by the MHLW No. 93 of 2014) and the requirements thereof.

Section 1.26“GLP” or “Good Laboratory Practices” shall mean good laboratory practices required under the regulations set forth in 21 C.F.R. Part 58, as in effect during the Term, and the requirements thereunder imposed by the FDA, the PMDA and the equivalent thereof in any jurisdiction.

Section 1.27“GMP” or “Good Manufacturing Practices” shall mean the current good manufacturing practices required under the applicable regulations set forth in 21 C.F.R. Subchapter C (Drugs) and Subchapter H (Medical Devices), including without limitation Parts 210–211, 808, 812, and 820, and the requirements thereunder imposed by the FDA, the PMDA and the equivalent thereof in any jurisdiction, and the laws, regulations, guidelines, guidance, pharmaceutical industry standards and requirements in force from time to time that apply to the manufacture of each Product in any jurisdiction.

Section 1.28“Governmental Authority” shall mean (a) any court, tribunal, arbitrator, agency, department, administration, legislative body, commission, official or other instrumentality of any government of any country or jurisdiction, (b) a federal, state, province, county, city or other political subdivision thereof, or (c) any supranational body.  For clarity, all Regulatory Authorities are considered Governmental Authorities.

Section 1.29“IFRS” shall mean the International Financial Reporting Standards, developed and maintained by the International Accounting Standards Board.

Section 1.30“Indirect Taxes” shall mean Value Added Taxes, sales taxes, consumption taxes and other similar taxes.

Section 1.31“Initiation” of a Clinical Trial shall mean use in the first human subject in the relevant Clinical Trial of a Product.

Section 1.32“Know-How” shall mean all technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, ideas, concepts, designs, drawings, specifications, data, results and other material (together with all improvements to any of the foregoing), in each case that is secret and substantial.

Section 1.33“Licensed Know-How” shall mean all Know-How Controlled by Histogenics as of the Effective Date or that comes into Control of Histogenics during the Term that is necessary to make, have made, use, offer for sale, sell, import, export, and otherwise Develop and Commercialize any Product pursuant to the terms and conditions of this Agreement.

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Section 1.34“Licensed Patents” shall mean all Patents Controlled by Histogenics as of the Effective Date or that comes into Control of Histogenics during the Term necessary to make, have made, use, offer for sale, sell, import, export, and otherwise Develop and Commercialize any Product pursuant to the terms and conditions of this Agreement.   Exhibit A sets forth the Licensed Patents existing as of the Effective Date and shall be amended as necessary thereafter.

Section 1.35“Licensed Technology” shall mean the Licensed Patents and Licensed Know-How.

Section 1.36“Licensed Trademarks” shall mean all Trademarks that are (a) Controlled by Histogenics as of the Effective Date or that comes into Control of Histogenics during the Term and (b) used by Histogenics in connection with Histogenics’ Commercialization of Products in the Field and outside of the Territory.

Section 1.37“Master Quality, Supply and Pharmacovigilance Agreement” shall mean the agreement first described in Section 6.01.

Section 1.38“MEDINET IP” shall mean all Patents, Know-How, or other intellectual property rights based on this Agreement that are Controlled by MEDINET or its Affiliates (a) prior the Effective Date or (b) that comes in Control of MEDINET or its Affiliates after the Effective Date based on this Agreement that is neither (i) Licensed Technology, nor (ii) Arising IP.

Section 1.39“MHLW” shall mean the Ministry of Health, Labor and Welfare of Japan.

Section 1.40“NDA” shall mean a New Drug Application filed with or submitted to the FDA pursuant to 21 C.F.R. Part 314 (or the foreign equivalent filed with or submitted to the PMDA or other relevant Regulatory Authority pursuant to Applicable Laws).

Section 1.41“Net Sales” shall mean **** by MEDINET or its Sublicensees to Third Parties, less the following deductions, accounted for in accordance with IFRS:

(a)****;

(b)****;

(c)****;

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(d)****;

(e)****; and

(f)****.

Net Sales shall not be imputed to ****.  For the avoidance of doubt, in the case of any transfer of any Product between or among MEDINET and its Sublicensees for resale, Net Sales shall be determined based on the sale made by such Sublicensee to a Third Party.  In the case of any sale for value, such as barter or counter-trade, of a Product, or part thereof, other than in an arm’s length transaction exclusively for cash, Net Sales shall be deemed to be the Net Sales at which substantially similar quantities of such Product are sold for cash in an arm’s length transaction in the Territory.

Section 1.42 “Patents” shall mean (a) all patents or patent applications, including any continuations, continuations-in-part (to the extent relating to existing patents or patent applications and not to any new subject matter), divisions, provisional, converted provisional, continued prosecution or substitute applications, (b) any patent issued with respect to any of the foregoing patent applications, including utility models, petty patents, innovation patents and design patents and certificates of invention, (c) any reissue, reexamination, renewal, restoration or extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications, (d) any confirmation patent or registration patent or patent of addition based on any such patent, (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents, and (f) all foreign counterparts of any of the foregoing, or as applicable portions thereof or individual claims therein.

Section 1.43“PMDA” shall mean the Pharmaceuticals and Medical Devices Agency of Japan.

Section 1.44“Phase 1 Clinical Trial” shall mean any clinical study conducted on human subjects with primary endpoints to establish that a pharmaceutical product is reasonably safe for continued testing and to support its continued testing in Phase 2 Clinical Trials.  Phase 1 Clinical Trials shall include without limitation those trials designated as “Phase 1a Clinical Trials” or “Phase 1b Clinical Trials.”

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Section 1.45“Phase 2 Clinical Trial” shall mean any clinical study that is not intended to be used as a pivotal study for purposes of seeking Regulatory Approval and that is conducted on human subjects who have the relevant disease or condition with primary endpoints to establish the efficacy of a Product for its intended use and to define warnings, precautions, and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed.

Section 1.46“Phase 3 Clinical Trial” shall mean any clinical study intended or used as a pivotal study for purposes of seeking Regulatory Approval, which study is conducted on sufficient numbers of human patients to establish that a pharmaceutical product is safe and efficacious for its intended use, to define warnings, precautions, and adverse reactions that are associated with the pharmaceutical product in the dosage range to be prescribed, and at a standard suitable to obtain Regulatory Approval or label expansion of such pharmaceutical product.

Section 1.47“Product” shall mean (a) **** and (b)  ****.

Section 1.48“Regulatory Approval” shall mean any and all approvals (including applicable pricing and reimbursement approvals), licenses, registrations, permits or authorizations issued, granted and/or approved by any Regulatory Authority, necessary to commercially distribute, sell or market a product in a country or territory, including any: (a) any conditional or accelerated approval or adaptive licensing approval; (b) approval for a product (including any supplements and amendments thereto); (c) pre- and post-approval marketing approvals or authorizations (including any manufacturing approval or authorization related thereto); (d) labeling approval; and (e) technical, medical and scientific licenses.

Section 1.49“Regulatory Authority” shall mean any national, supranational, regional, state or local regulatory agency, administration, department, bureau, commission, council or other governmental entity involved in the granting or receipt of Regulatory Approvals.  For clarity, all Regulatory Authorities are considered Governmental Authorities.

Section 1.50“Regulatory Documentation” shall mean all (a) applications, registrations, licenses, authorizations and Regulatory Approvals; (b) correspondence and/or reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (c) clinical, chemistry, manufacturing and controls and other data contained or relied upon in any of the foregoing.

Section 1.51 “Senior Officer” shall mean the Chief Executive Officer of Histogenics and the Chief Executive Officer of MEDINET or the functional successor in their respective organizations, or their respective designees.

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Section 1.52“Sublicensee” shall mean a Third Party or Affiliate to whom MEDINET has granted a sublicense in accordance with the terms and conditions of this Agreement under the licenses or sublicenses granted by Histogenics to MEDINET in Section 2.01 herein.

Section 1.53“Territory” shall mean Japan.

Section 1.54“Third Party” shall mean any Person who is not a Party or an Affiliate of a Party.

Section 1.55“Trademark” shall mean any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or origin, whether or not registered and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

Section 1.56“Transfer Price” shall mean, with respect to a unit of a particular Product and Biopsy Kit, the per unit price (including ****) as set forth on Exhibit B hereto.

Section 1.57“US” and “USA” shall mean the United States of America, including all of its territories and possessions.

Section 1.58“USD” shall mean United States Dollars.

Section 1.59“Value Added Tax” shall mean any value added, goods and services or similar tax chargeable on the supply or deemed supply of goods or services under applicable legislation; in each event, including any interest, penalties or other additions to tax thereon; but, in each event, excluding any US sales tax.

Section 1.60Interpretation.  Unless the context of this Agreement otherwise requires: (a) words of one gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” and other similar words refer to this entire Agreement; (d) the words “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified; (e) the terms “Article” and “Section” refer to the specified Article and Section of this Agreement (unless clear from the context that it refers to an Article or Section of some other document); (f) “or” has the inclusive meaning represented by the phrase “and/or”; (g) the words “will” and “shall” shall have the same meaning; and (h) references to an Applicable Law include any amendment or modification to such Applicable Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or, only with respect to events or developments occurring or actions taken or conditions existing after the date of such

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amendment, modification or issuance, after the date of this Agreement, but only to the extent such amendment or modification, to the extent it occurs after the date hereof, does not have a retroactive effect. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.

Article II.
LICENSE

Section 2.01Licenses and Sublicenses Granted by Histogenics.

(a)License and Sublicenses.  Subject to the terms of this Agreement, Histogenics hereby grants to MEDINET, and MEDINET hereby accepts, an exclusive (including with regard to Histogenics and its Affiliates, except with respect to the retained rights set forth in Section 2.01(d)), royalty-bearing, sublicensable (through multiple tiers, but only to the extent permitted pursuant to Section 2.01(b)) license (or sublicense, in the case of Patents Histogenics Controls as a licensee) under Histogenics’ right, title and interest in, to and under (i) the Licensed Technology, and (ii) the Arising IP to conduct Clinical Development for, make, have made, use, offer for sale, sell, import, export, and otherwise Commercialize (collectively, “Exploit” or, as applicable, “Exploitation”) the Products in the Field in the Territory.  For the avoidance of doubt, MEDINET shall have the right to conduct or have conducted Clinical Development and make or have made Commercialization of the Product by Third Parties, including but not limited to contract research organizations ("CROs") and/or contract sales organizations ("CSOs").  Histogenics shall make available to MEDINET the documents set forth in Exhibit A within 30 days after the Effective Date and shall, as soon as reasonably practicable but in no event later than 45 days following a reasonable request from MEDINET, update such documents and provide new data, materials, information and documents relating to the Licensed Technology and the Arising IP (including, without limitation, nonclinical data, clinical data, communication with the Regulatory Authority, IND, NDA, safety).

(b)Sublicensing.  MEDINET shall have the right to grant sublicenses, through multiple tiers, under the licenses and sublicenses granted to MEDINET under Section 2.01(a), to its Affiliates without the prior consent of, but with written notice to, Histogenics.  MEDINET shall have the right to grant sublicenses, through multiple tiers, under the licenses and sublicenses granted to MEDINET under Section 2.01(a), to Third Parties only with the prior written consent of Histogenics, which consent shall not be unreasonably withheld. For clarity, reasonable bases for Histogenics to withhold consent for such a sublicense may include but not be limited to (i) not wanting a sublicense to be granted to one of Histogenics’ competitors, or (ii) reasonable questions about a potential Sublicensee’s ethics, reputation or track record of compliance with Applicable Laws. MEDINET shall ensure that all Sublicensees comply with all terms and conditions of this Agreement.  MEDINET shall remain liable for any action or failure to act by any Sublicensee that would constitute a breach of this Agreement if such action or failure were committed by MEDINET.

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(c)No Implied Rights or License.  Except as otherwise expressly provided herein, (i) Histogenics grants no other right or license to MEDINET, including any rights or licenses under the Licensed Technology, Arising IP, or any other Patents, Know-How, or intellectual property rights Controlled by Histogenics and (ii) MEDINET grants no other right or license to Histogenics, including any rights or licenses under the MEDINET IP.

(d)Rights Retained by Histogenics.  Notwithstanding the foregoing, Histogenics retains the right under (a) the Licensed Technology and (b) Histogenics’ rights in the Arising IP to (i) research, Develop, use, sell, offer for sale, have sold, distribute, import, export, and otherwise Commercialize Products outside the Field and in the Territory and/or outside the Territory, (ii) to conduct Clinical Development of the Products within the Territory for the sole purpose of supporting Regulatory Approvals of the Products outside the Field and in the Territory and/or outside the Territory and (iii) to conduct any other activities expressly assigned to Histogenics under this Agreement and the Master Quality, Supply and Pharmacovigilance Agreement.

Section 2.02Trademark License.  Histogenics hereby grants to MEDINET an exclusive, royalty-free, license for MEDINET to use the Licensed Trademarks in connection with MEDINET’s Commercialization of Products in the Field and the Territory during the Term. Such license shall only be sub-licensable to Third Parties with the prior written consent of Histogenics.

Section 2.03Non-Compete.  During the Term, MEDINET shall not (and shall ensure that its Affiliates and Sublicensees shall not) Commercialize any Directly Competing Product.  For the avoidance of doubt, CROs and CSOs and other subcontractors engaged pursuant to Section 2.01 shall not be subject to this non-compete provision.

Article III.
GOVERNANCE

Section 3.01Establishment of JOC.  Within sixty (60) days of the Effective Date, the Parties shall establish a Joint Operating Committee (the “Joint Operating Committee” or “JOC”) consisting of four members, with two representatives to be designated by each Party.  The initial members of the JOC will be nominated by the Parties promptly following the Effective Date.  Such representatives shall be individuals suitable in seniority and scientific experience and having delegated authority to make decisions of the JOC with respect to matters within the scope of the JOC’s responsibilities.  The JOC shall operate in accordance with the provisions of this Article III, and shall have no authority to alter, amend or waive the terms and conditions of this Agreement, including any payment conditions or terms, periods for performance, or obligations of the Parties.  A Party may change one or more of its representatives serving on the JOC at any time upon written notice to the other Party.  At its meetings, the JOC shall discuss the matters described below.

Section 3.02Responsibilities of JOC.  The JOC shall perform the following functions:

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(a)consult regarding a mutually agreed-upon clinical development plan outlining the Clinical Development activities to be conducted by MEDINET for the Products in the Territory (the “Clinical Development Plan”) within ninety (90) days after the Effective Date

(b)consult regarding a mutually agreed-upon commercialization plan outlining the Commercialization activities to be conducted by MEDINET for the Products in the Territory (the “Commercialization Plan”) by at least one Calendar Quarter prior to the anticipated First Commercial Sale of a Product in any country within the Territory;

(c)consult regarding the activities to be conducted by MEDINET pursuant to the Clinical Development Plan and Commercialization Plan;

(d)review and update the Clinical Development Plan and Commercialization Plan as the JOC agrees to do so from time to time, but in any event at least once per year; and

(e)	share information regarding research and development of Product, including, without limitation, new technology, additional indications of Product and new product.

Section 3.03Clinical Development Plan.  The Clinical Development Plan shall specify, among other things, the specific Clinical Trials to be performed by or on behalf of MEDINET in connection with the activities conducted under the Clinical Development Plan.

Section 3.04Commercialization Plan.  The Commercialization Plan shall specify details typical of other commercialization plans in the pharmaceutical/biotechnology industry, including without limitation ****.

Section 3.05Co-Chairs.  Each Party shall designate one of its representatives on the JOC to co-chair the meetings for the JOC (each, a “Co-Chair”).  The Co-Chairs shall coordinate and prepare the agenda for, and ensure the orderly conduct of, the meetings of the JOC.  The Co-Chairs shall solicit agenda items from the JOC members and provide an agenda, along with appropriate information for such agenda, reasonably in advance of any meeting.  Such agenda shall include all items requested by either Co-Chair for inclusion therein.  In the event the Co-Chairs or another JOC member from either Party is unable to attend or participate in a meeting of the JOC, the Party whose Co-Chair or member is unable to attend may designate a substitute co-chair or other representative for the meeting upon written notice to the other Party.  In addition to the Co-Chairs, MEDINET may designate one or more persons who will act as a member of the office of the JOC.  The members of the office may work within MEDINET's business premises and support Co-Chairs of the JOC.

Section 3.06Meetings. The JOC shall meet at least quarterly each year of the Term. JOC meetings may be conducted by telephone, videoconference or in person; provided, that in each year of the Term, the JOC shall meet in person at least once.  Each Party shall be responsible for the cost of such Party’s own personnel and for its own expenses in attending such

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meetings and carrying out the other activities contemplated under this Article III.  As appropriate, the JOC may invite a reasonable number of non-voting employees, consultants and scientific advisors to attend its meetings as non-voting observers; provided that such invitees are bound by confidentiality obligations at least as stringent as the provisions set forth herein.  Each Party may also call for special meetings of the JOC to discuss particular matters requested by such Party.  The Co-Chairs shall provide the members of the JOC with no less than ten (10) Business Days’ notice of each regularly scheduled meeting and, to the extent reasonably practicable under the circumstances, no less than five (5) Business Days’ notice of any special meetings called by either Party.

Section 3.07Minutes.  Minutes will be kept in English of all JOC meetings by one of the Co-Chairs of the JOC (or his or her designees) on a rotating basis and sent to all members of the JOC by e-mail for review and approval within thirty (30) days after each such meeting.  The JOC shall formally accept the minutes of the previous meeting at or before the next meeting of the JOC.  Minutes will be deemed approved unless any member of the JOC objects to the accuracy of such minutes by providing written notice to the other members of the JOC prior to the next meeting of the JOC.  Minutes shall list action items and shall designate any issues that need to be resolved by the JOC or applicable resolution process.  In the event of any objection to the minutes that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

Section 3.08Decision Making within JOC.  Decisions of the JOC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote.  In order to make any decision, the JOC must have present (in person or via telephone or videoconference) and voting at least one (1) representative of each Party.

Section 3.09Referral to Senior Officers.  If the JOC cannot resolve a matter within its jurisdiction within thirty (30) days, after it begins discussing any such delegated matter (a “Committee Deadlock”), then the JOC shall escalate such Committee Deadlock to the Senior Officers for resolution.  If following consideration by the Senior Officers there is still no consensus, then within thirty (30) days (or such longer period as the Senior Officers may agree upon), ****.  Notwithstanding the foregoing, in no event shall ****.

Section 3.10Limitation of Powers.  The JOC will have only the powers as are specifically delegated to it under this Agreement.  The JOC is not a substitute for the rights of the

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Parties under this Agreement and is intended to coordinate and facilitate the activities of the Parties during the Term.  The JOC will have no power to amend this Agreement.

Article IV.
DEVELOPMENT, COMMERCIALIZATION & DILIGENCE

Section 4.01Development and Commercialization.  Without limiting and subject to Histogenics’ obligations under this Agreement, MEDINET shall be solely responsible for the Clinical Development (in accordance with the Clinical Development Plan) and Commercialization (including without limitation booking sales of Product and pricing and reimbursement activities) of the Products in the Field and in the Territory at is sole cost and expense.  During the Term, MEDINET, through the JOC, shall provide a reasonably detailed summary report of the activities it has conducted under the Clinical Development Plan to Histogenics every six (6) months setting out progress made by MEDINET regarding the Clinical Development and/or Commercialization (as applicable) of the Products and MEDINET’s future plans and objectives relating thereto.  MEDINET shall have the right to contract with Third Parties, including but not limited to contract CROs and/or CSOs, or designate a clinical trial administrator to conduct the Clinical Development (including, without limitation, clinical trials) and Commercialization (including, without limitation, promotion).  Where MEDINET contracts with a CRO, CSO or other Third Party, or designates a clinical trial administrator to conduct the Clinical Development or Commercialization, MEDINET shall notify Histogenics of such fact.

Section 4.02****.  At all times, all sales of Product by MEDINET must be ****.  ****.  If, at any time, Histogenics believes that MEDINET may be selling Product in a manner involving product bundling, multi-product tenders, or other circumstances in which ****, Histogenics may bring this concern to MEDINET's attention and the Parties will discuss the issue in good faith.  If, following such discussions, Histogenics still has concerns, Histogenics may commence arbitration provisions under Section 12.03 of this Agreement, focused on the narrow question of whether or not ****.  In the event that through such arbitration it is reasonably determined that MEDINET's ****, Histogenics may terminate this Agreement pursuant to Section 9.04. For the avoidance of doubt, where the Product is on the National Health Insurance Drug Price List, the ****.

Section 4.03Regulatory Affairs.

(a)Generally.  Except for and subject to responsibilities of Histogenics described in 4.03(b) below, MEDINET shall own, and be responsible for preparing, seeking, submitting and maintaining, all regulatory filings and Regulatory Approvals for Products in the Field and in the

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Territory, including preparing all reports necessary as part of a regulatory filing or Regulatory Approval or application therefore.  Except to the extent prohibited by Applicable Law, all Regulatory Documentation (including all Regulatory Approvals) relating to the Products in the Field and in the Territory shall be owned by and shall be the sole property and held in the name of MEDINET, its Affiliates, or Sublicensees.  MEDINET shall have the sole right to conduct and control all interactions and communications with any Governmental Authority relating to any Product, or the Exploitation thereof, in the Field and in the Territory, at MEDINET’s sole cost and expense except for the activities listed in the Section 4.03(b) which should be undertaken by Histogenics at its sole cost and expense.  Except as expressly set forth in this Section 4.03, no rights to any regulatory filings, Regulatory Approvals, or Regulatory Documentation Controlled by Histogenics both (i) outside of the Field and in the Territory and (ii) outside of the Territory in any field of use with respect to Products are granted by Histogenics to MEDINET.

(b)Responsibility of Histogenics,

(i)Upon MEDINET’s reasonable request and as reasonably detailed and agreed upon in the Parties’ agreed Clinical Development Plan to be developed by the JOC, and at Histogenics’ sole cost and expense, Histogenics shall provide MEDINET with reasonable assistance in connection with the preparation and review for filing of Regulatory Documentation for the Product in the Field and in the Territory.  In addition, Histogenics shall provide MEDINET, at MEDINET’s cost and expense, with additional reasonable assistance beyond that agreed by the JOC as set forth in the Clinical Development Plan.  It is anticipated that the Clinical Development Plan shall detail an agreed level of support Histogenics shall provide in connection with:

(1)	****;
(2)	****; and
(3)	****.

(ii)Histogenics shall use Commercially Reasonable Efforts to prepare the data and information as described in item (3) above by the following deadline:

(1)

if the data and information requested by MEDINET or PMDA are (i) necessary or appropriate for the filing of a notification of clinical trial plan for Product in the Territory, (ii) necessary or appropriate for the BLA for Product in the Territory, or (iii) necessary with respect to inquiries, questions or requests from the PMDA or other relevant Regulatory Authority in the Territory, as soon as practicable but in any case within three (3) months following a written request from MEDINET or PMDA for such data and information.

(c)PMDA Issues.  Both Parties confirm that there are pending inquiries, questions and requests **** and such pending inquiries, questions, requests and issues are set forth in Exhibit E.  Each Party shall use Commercially Reasonable Efforts to respond to, and address such inquiries, questions, and requests within the time period set forth in Exhibit E.

(d)Right of Reference.  Histogenics hereby grants to MEDINET a right of reference, under and to the Regulatory Documentation that Histogenics Controls, as and to the extent necessary for MEDINET to Exploit the Products in the Field in the Territory, and shall provide

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copies of such documents to MEDINET as soon as practicable upon MEDINET's request but in no event later than 30 days after such request.  Exhibit A lists documents MEDINET requests Histogenics provide within 30 days after the Effective Date.  MEDINET hereby grants to Histogenics a right of reference, under and to the Regulatory Documentation that MEDINET or its Affiliates Control, as and to the extent necessary for Histogenics to research and/or Exploit the Products in (i) all fields of use except the Field in the Territory and (ii) in all fields of use outside of the Territory.  Each Party shall promptly upon request of the other Party file with the applicable Regulatory Authorities such letter of access or cross reference as may be necessary to accomplish the intent of this Section 4.03.

(e)Regulatory Audits/Inspections.  If any Governmental Authority conducts, or gives notice to either Party of its intent to conduct, an inspection or audit at any investigational site or such Party’s office or facility or to take any other regulatory action, or otherwise makes an inquiry, in each case with respect to or involving or that would otherwise reasonably be expected to affect the Products in the Territory, such Party (the “Notifying Party”) shall, unless prohibited from doing so by Applicable Law, notify the other Party within three (3) Business Days after the Notifying Party first learns of the applicable Governmental Authority’s inspection or audit.  Where reasonably practicable, the Notifying Party shall consult with the other Party in advance and permit the other Party to comment on any proposed plan of action for responding to or complying with any associated demand or request of such Governmental Authority.  Wherever possible, and to the extent permitted under Applicable Law, the Notifying Party shall provide the other Party with the opportunity (i) **** and (ii) to review in advance and comment on any communications or submissions proposed to be made by the Notifying Party to any Governmental Authority in relation to any such inquiry, inspection or audit.

Section 4.04Diligence Obligations.  MEDINET shall use Commercially Reasonable Efforts to Develop and Commercialize Product in the Territory; provided, however, that in the case where ****. Histogenics shall use Commercially Reasonable Efforts to itself, or with or through a Third Party, complete the ongoing Clinical Trial in the USA, file a BLA (or NDA or equivalent) for Product in the USA and obtain approval for a BLA (or NDA or equivalent) for Product from the Regulatory Authority in the USA.

Section 4.05Reports of Clinical Development Activities.  MEDINET shall report on the Clinical Development activities of the Product undertaken by it in accordance with the Clinical Development Plan at each meeting of the JOC or at such other intervals as may be set forth in the Clinical Development Plan.  The Development reports shall include a reasonably detailed summary of all results, data and material inventions, if any, obtained from such Clinical Development activities.  In addition, MEDINET shall, at its own expense, make appropriate scientific and regulatory personnel available to Histogenics, either by telephone or in person as the Parties may mutually agree, as reasonably required to keep Histogenics informed of Clinical Development activities conducted by MEDINET.

Section 4.06Adverse Event Reporting and Product Recall.  Each Party agrees to provide the other Party with the necessary safety information required by Regulatory Authorities

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to comply with Applicable Laws.  Histogenics will hold the safety database for the Products and MEDINET will provide safety information as required by Applicable Laws, in a timely manner.  Additional details regarding product recall and the Parties' respective pharmacovigilance activities and responsibilities will be set forth in the Parties' Master Quality, Supply and Pharmacovigilance Agreement.

Section 4.07Compliance with Laws. MEDINET shall implement appropriate processes and controls with respect to technology and work flow methodologies in connection with its activities under or in connection with its Clinical Development activities so as to protect the security and privacy of personally identifiable information in accordance with Applicable Law.

(a)Foreign Corrupt Practices Act Compliance.

(i)Compliance with FCPA.  The US government imposes and enforces prohibitions on the payment or transfer of anything of value to foreign government officials, political parties, political party officials (or relatives or associates of such officials), whether directly or indirectly, to obtain or retain business.  This US law is referred to as the Foreign Corrupt Practices Act (“FCPA”), and it can have application to conduct of a US corporation’s foreign subsidiaries, employees, agents and distributors.  A summary of the law and related information can be found at http://www.justice.gov/criminal/fraud/fcpa.  By signing this Agreement, each Party warrants that:

(ii)It is familiar with the provisions and restrictions contained in the FCPA as well as each other’s FCPA policy.

(iii)It shall comply with the FCPA and the equivalent other countries' anti-bribery laws as if such laws are applicable to each Party in Exploiting the Products in accordance with the terms of this Agreement.

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(iv)It shall not, in the course of its duties under the Agreement, offer, promise, give, demand, seek or accept, directly or indirectly, any gift or payment, consideration or benefit in kind that would or could be construed as an illegal or corrupt practice.

(v)It is not a foreign official (as the term is defined in the FCPA) or affiliated with any foreign official.

(vi)It shall immediately notify the other Party of any attempt by a foreign official to directly or indirectly solicit, ask for, or attempt to extort anything of value from such Party, and shall refuse any such solicitation, request or extortionate demand.

(vii)Compliance Certificate.  From time to time upon request from the other Party, each Party shall submit to the other Party a compliance certificate stating that (x) it fully understands its obligations under this Section 4.07 and any other Applicable Laws or as may come into existence from time to time after the Effective Date; (y) it has been complying with this Section 4.07 and any other Applicable Laws or as may come into existence from time to time after the Effective Date; and (z) it will continue to comply with this Section 4.07 and any other Applicable Laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date.

(viii)No Action.  In no event shall either Party be obligated under the Agreement to take any action or omit to take any action that such Party believes, in good faith, would cause it to be in violation of any Applicable Laws, including without limitation the anti-bribery laws referenced in this Section 4.07.

(ix)Due Diligence.  Each Party shall have the right to visit the offices of the other Party from time to time during the term of the Agreement on an “as needed” basis and conduct due diligence in relation to such other Party’s business related to performance of its obligations under this Section 4.07 and may do so in the way it deems necessary, appropriate or desirable so as to ensure that such other Party complies with this Section 4.07 and any other Applicable Laws and regulations in its business operations.  Each Party shall make every effort to cooperate fully with the other Party in any such due diligence.

(x)Audit.  In the event that a Party has reason to believe that a breach of any obligation under this Section 4.07 by the other Party has occurred or may occur, such Party shall have the right to conduct an audit, at such Party’s cost, of the other Party and review relevant books and records of the other Party, to satisfy itself that no breach has occurred.  Unless otherwise required under Applicable Laws or by order of a Governmental Authority, the auditing Party shall keep confidential all audited matters and the results of the audit in accordance with Article VII; provided, however, the auditing Party reserves the right to disclose to the applicable Governmental Authority, including without limitation, the U.S. or foreign government, its agencies and/or any other government or non-government party, as applicable, information relating to a possible violation by the audited Party of any Applicable Law, including a violation of the FCPA or any other applicable anti-bribery law.

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(xi)Material Breach.  Each Party acknowledges that any violation of this Section 4.07 by such Party or any of its Affiliates, sublicensees or subcontractors shall be deemed a material breach of this Agreement by such Party and shall give rise to the right for the other Party to terminate this Agreement.

Article V.
Consideration

Section 5.01Upfront Fee.  MEDINET will pay Histogenics a non-refundable, upfront fee in the amount of ten million (10,000,000) USD within ten (10) Business Days of the Effective Date of this Agreement.

Section 5.02Royalties.  During the Term, in consideration in part for the licenses and sublicenses granted hereunder, for the assistance of Histogenics in continued Development of the Product, and in partial consideration for the Supply of clinical and commercial quantities of the Product contemplated hereunder, MEDINET shall pay to Histogenics a running royalty, ****, on the Net Sales of Products sold by MEDINET, its Affiliates, or any of its Sublicensees in the Territory as follows:

(a)For that portion of Net Sales of Product in the Territory up to and including **** in a given Calendar Year, **** of such Net Sales; and

(b)For that portion of Net Sales of Product in the Territory greater than **** in a given Calendar Year, **** of such Net Sales.

Section 5.03Royalty Payment Frequency, Reporting and Retrospective Adjustment.  MEDINET shall, on and from the date of First Commercial Sale, deliver to Histogenics, within **** after the end of each Calendar Quarter a report setting forth for such Calendar Quarter the following information for Products: (a) Net Sales of Product on a Product-by-Product basis, (b) the royalties due to Histogenics on account of sales of Products, (c) the exchange rates used in calculating any of the foregoing, and (d) any deductions provided for under this Agreement.  If no royalties were payable for any Calendar Quarter, MEDINET’s report shall so state.  MEDINET shall pay such royalty payments within simultaneously with the delivery of each such report.

Section 5.04Development Milestone Payments.  MEDINET shall pay to Histogenics the following clinical milestone funding payments upon the first achievement of the following development milestone events by MEDINET, its Affiliates, or its Sublicensees:

Milestone Event	Milestone Payment
Filing of a BLA (or NDA or equivalent) for Product in the USA	****

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Filing of a BLA (or NDA or equivalent) for Product in the Territory	****
Receipt of Regulatory Approval for Product in the Territory	****

Filing in the Territory for Regulatory Approval (or a label expansion) to use Product to repair or replace cartilage in a second type of joint within the human body (beyond that first joint for which initial Regulatory Approval was earlier obtained), and for which MEDINET has agreed to Develop

****

First Commercial Sale of Product in the Territory for use to repair or replace cartilage in a second type of joint within the human body (beyond that first joint for which initial Regulatory Approval was earlier obtained)

****

MEDINET shall notify Histogenics in writing promptly, but in any event within five (5) Business Days following the occurrence of each of the above-referenced development milestone events and shall pay Histogenics the applicable milestone payment within ten (10) days after achievement of the applicable milestone.  For clarity, each of the above-referenced development milestone payments shall be paid only once with respect to the first Product to achieve such clinical milestone event.

Section 5.05Sales Milestone Payments.  MEDINET shall pay to Histogenics the following sales milestone payments upon the achievement of the following sales milestone events:

Sales Milestone Event	Sales Milestone Payment ****
Net Sales of Products in the Territory by MEDINET, its Affiliate and its Sublicensees totaling **** in any Calendar Year	****
Net Sales of Products in the Territory by MEDINET, its Affiliate and its Sublicensees totaling **** in any Calendar Year	****
Net Sales of Products in the Territory by MEDINET, its Affiliate and its Sublicensees totaling **** in any Calendar Year	****

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Net Sales of Products in the Territory by MEDINET, its Affiliate and its Sublicensees totaling **** in any Calendar Year	****
Net Sales of Products in the Territory by MEDINET, its Affiliate and its Sublicensees totaling **** in any Calendar Year	****

MEDINET shall notify Histogenics in writing promptly, but in any event within **** following the occurrence of each of the above-referenced sales milestone events and shall pay the applicable milestone payment within **** after achievement of the applicable milestone.  For clarity, each of the above-referenced sales milestone payments shall be paid only once, and are additive in that multiple sales milestone payments shall be paid if multiple sales milestones are achieved in the same Calendar Year.

Section 5.06Payment Currency.  ****, payments by MEDINET under this Agreement shall be paid to Histogenics in USD.  ****.

Section 5.07Payment Method.  All payments due to a Party hereunder shall be made via wire transfer of immediately available USD funds to an account designated in writing by that Party to the other Party.

Section 5.08Records Retention; Audit; Consolidation Reporting.

(a)Record Retention.  MEDINET shall maintain complete and accurate books, records and accounts for the calculation of milestone and royalty payments due hereunder, in sufficient detail to confirm whether any milestone payments are payable and the accuracy of any royalty payments required under this Agreement, which books, records and accounts shall be retained by MEDINET for **** after the end of the period to which such books, records and accounts pertain, or longer as is required by Applicable Law.

(b)Audit.  Histogenics shall have the right to engage an independent certified public accounting firm of internationally recognized standing reasonably acceptable to MEDINET have access during normal business hours, upon no less than thirty (30) days prior written notice, to such of the records of MEDINET and its Affiliates.  Such audits may not be conducted more than once in any six (6) month period or be repeated for any period unless a subsequent verification uncovers a material error that is reasonable for Histogenics to assume existed in previously audited records.  The independent certified public accounting firm shall review all books and records necessary to confirm MEDINET, its Affiliates’ and any Sublicensee’s compliance with its obligations under this Agreement.  Any and all records of MEDINET and its Affiliates examined by such independent certified public accounting firm shall be deemed MEDINET’s Confidential Information, which may not be disclosed by said independent certified public accounting firm to any Third Party or (except for the information expressly sought to be confirmed by Histogenics as set forth in this Section 5.08(b)) to Histogenics.  For any audit initiated by Histogenics, Histogenics shall bear all costs of such audit, unless the audit reveals an

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underpayment of more than five (5%), in which case MEDINET shall bear the cost of the audit.  The result of the audit shall, in the absence of manifest error, be final and binding on the Parties.

(c)Payment of Additional Amounts.  If, based on the results of any audit conducted under Section 5.08(b), additional payments are owed to Histogenics under this Agreement, then MEDINET shall make such additional payments as soon as practicable, but in any event within ****, after the accounting firm’s written report is delivered to the Parties, with interest calculated thereon in accordance with Section 5.08(b).  If the report is contested by either, the Parties shall follow the dispute resolution procedures described in Section 12.03. The responsible Party shall pay any amount ultimately found due as soon as practicable, but in any event within ****, after resolution of the dispute.

Section 5.09Interest on Late Payments.  Any failure by MEDINET to make a payment of any undisputed amount when due shall obligate MEDINET to pay interest to the other Party on the amount unpaid **** (or, if lower, the maximum rate permitted by Applicable Law) calculated on a daily basis and payable for the period from the date payment is due until the date payment is actually made, without prejudice to recipient’s right to receive payment on the due date.

Section 5.10Taxes.

(a)The royalties, milestones and other amounts payable by MEDINET to Histogenics pursuant to this Agreement (“Payments”) shall not be reduced on account of taxes unless required by Applicable Laws.  MEDINET shall deduct or withhold from the Payments any taxes that it is required by Applicable Laws to deduct or withhold.  Notwithstanding the foregoing, if Histogenics is entitled (whether under any applicable tax treaty or otherwise under Applicable Laws) to a reduction in the rate of, or the elimination of, withholding tax, it may deliver to MEDINET or the appropriate Governmental Authority (with the assistance of MEDINET to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve MEDINET of its obligation to withhold tax, and MEDINET shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that MEDINET has received evidence, in a form reasonably satisfactory to MEDINET, of Histogenics’ delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least five (5) Business Days prior to the time that the Payments are due; provided, however, that if Histogenics determines that it needs additional time to obtain such forms or authorization, Histogenics may elect, by written notice to MEDINET, to delay the payment date for any applicable Payment in order to obtain such forms or governmental authorization.  Any such delay in accordance with such notice shall not be considered a breach of this Agreement by MEDINET.  If, in accordance with the foregoing, MEDINET withholds any tax, it shall make timely payment to the proper tax authority of the withheld tax, in accordance with Applicable Laws, and send to Histogenics proof of such payment as soon as reasonably practicable following that payment.  MEDINET agrees to take reasonable and lawful efforts to minimize such taxes to Histogenics.  MEDINET shall cooperate with Histogenics as reasonably requested in any claim for refund or application to any tax authority.  If MEDINET intends to withhold tax from any Payment, MEDINET shall inform Histogenics reasonably in advance of making such Payment to permit Histogenics an opportunity

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to provide any forms or information or obtain any tax authority approval as may be available to reduce or eliminate such withholding.

(b)Tax Gross-up.  Notwithstanding anything to the contrary herein, if (i) MEDINET redomiciles or assigns its rights or obligations under this Agreement outside of Japan, (ii) as a result of such redomiciliation or assignment, MEDINET (or its assignee) is required by Applicable Law to withhold taxes, or such redomiciliation or assignment results in the imposition of Indirect Taxes that were not otherwise applicable, from or in respect of any amount payable under this Agreement, and (iii) such withholding taxes or Indirect Taxes exceed the amount of withholding taxes or Indirect Taxes that would have been applicable but for such redomiciliation or assignment, then any such amount payable to Histogenics pursuant to this Agreement shall be increased to take into account such withholding taxes or Indirect Taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable) and/or paying such Indirect Taxes, as the case may be, Histogenics receives an amount equal to the sum it would have received had no such increased withholding been made and no such Indirect Taxes had been imposed.  The obligation to pay additional amounts pursuant to the preceding sentence shall not apply, however, to the extent such increased withholding tax or Indirect Taxes would not have been imposed but for the assignment by Histogenics of its rights or obligations under this Agreement or the redomiciliation of Histogenics outside of the United States, to the extent such assignment or redomiciliation occurs after the redomiciliation or assignment by MEDINET described in the first sentence of this Section 5.10(b).  To the extent Histogenics receives additional amounts and its Affiliates, taken as a whole, actually realize an overall reduction in cash taxes otherwise due (determined on a with and without basis and taking into account only the taxes required to be withheld under Applicable Law from any Payments made to Histogenics’ Affiliates) as a result of a foreign tax credit or a tax refund attributable to withholding taxes in respect of which Histogenics received additional amounts pursuant to this Section 5.10(b) (such reduction, a “Tax Benefit”), Histogenics shall ****.  The foregoing sentence shall not be construed to require Histogenics to make available its tax returns to MEDINET.  Furthermore, Histogenics and its Affiliates agree not to take any action ****.  Solely for purposes of this Section 5.10(b), a Party’s “domicile” shall include its jurisdiction of incorporation or tax residence and a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee.

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(c)Notwithstanding anything to the contrary contained in this Section 5.10 or elsewhere in this Agreement, the following shall apply with respect to Indirect Taxes.  All Payments are exclusive of Indirect Taxes.  If any Indirect Taxes are chargeable in respect of any Payments, MEDINET shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice issued by Histogenics in respect of those Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate or at the time such Indirect Taxes are required to be collected by Histogenics, in the case of payment of Indirect Taxes to Histogenics.  The Parties shall issue invoices for all goods and services supplied under this Agreement consistent with Indirect Tax requirements, and to the extent any invoice is not initially issued in an appropriate form, MEDINET shall promptly inform Histogenics and shall cooperate with Histogenics to provide such information or assistance as may be necessary to enable the issuance of such invoice consistent with Indirect Tax requirements.

(d)

The Parties shall bear their own taxes (including but not limited to custom tax) based on their own income and any other applicable taxes (including but not limited to customs duties) in jurisdictions in which each Party operates that arise in connection with the performance of obligations under this Agreement by the Parties and for which each Party has a responsibility to pay and file tax returns or otherwise report to governmental authorities.

Supply

.

Section 6.01Exclusive Supply Arrangement.  MEDINET shall, in accordance with and subject to the terms of a Master Quality, Supply and Pharmacovigilance Agreement (the "Master Quality, Supply and Pharmacovigilance Agreement") purchase its requirements of Product and Biopsy Kits during the Term from Histogenics, and Histogenics shall supply such Product and Biopsy Kits in accordance with terms thereof and in accordance with Applicable Laws.

(a)Clinical Supply Agreement.  As soon as practicable after the Effective Date, the Parties shall negotiate in good faith the terms and conditions of the Clinical Supply Agreement. Such agreement shall apply to MEDINET's purchases of clinical supply requirements in respect of the Product.  The price of Product for use in Clinical Development to be supplied to MEDINET under the Clinical Supply Agreement shall be the Transfer Price stipulated in Exhibit B.  For the avoidance of doubt, the price at which Histogenics supplies Biopsy Kits to MEDINET shall be included in the Transfer Price.  Histogenics shall manufacture in the USA such Products for use in Clinical Development in Japan and shall supply Products which have the same level of quality and stability as clinical trial products used for clinical trials in the USA to medical institutions designated by MEDINET.  The Parties’ Clinical Supply Agreement shall address the handling of pharmacovigilance responsibilities related to Product used in clinical trials.

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(b)Master Quality, Supply and Pharmacovigilance Agreement.  As soon as practicable after the Effective Date of this Agreement, the Parties shall negotiate in good faith the terms and conditions of the Master Quality, Supply and Pharmacovigilance Agreement consistent with the high level terms set forth therefore on Exhibit C hereto.  Such agreement shall apply to MEDINET's purchases of commercial supply requirements once Regulatory Approval for the sale of Product has been obtained in one or more countries within the Territory.  ****.  The price for Product to be supplied to MEDINET under the Master Quality, Supply and Pharmacovigilance Agreement shall be the Transfer Price stipulated in Exhibit B.  For the avoidance of doubt, the price at which Histogenics supplies Biopsy Kits to MEDINET shall be included in the price for the Product.

Section 6.02Preparation of Manufacturing Product.  Following the Effective Date, the Parties shall establish a joint manufacturing committee (“JMC”) to facilitate their discussion of manufacturing-related issues.  Such JMC will report to the JOC and any disputes between the Parties at the JMC shall be referred to the JOC for resolution. Histogenics shall (i) determine the manufacturing site of the Product and Biopsy Kit **** in respect of which a license has been obtained for the manufacturing of Cellular and Tissue-based Product **** prior to the filing of a BLA (or NDA or the equivalent thereof) for the Product and Biopsy Kit in the Territory; (ii) complete preparation of the commercial production system in respect of the Product and Biopsy Kit in accordance with the GCTP Ordinance of Japan (Ordinance issued by the MHLW No. 93 of 2014), the GMP Ordinance of Japan (Ordinance issued by the MHLW No. 179 of 2008), the QMS Ordinance of Japan (Ordinance issued by the MHLW No. 169 of 2008), the Applicable Law and the description of the BLA in Japan within **** after the filing of a BLA (or NDA or the equivalent thereof) for the Product and Biopsy Kit in the Territory; and (iii) comply with all audits and inspections by PMDA with respect to GCTP, GMP and QMS prior to approval. Histogenics shall start to supply the commercial Product to MEDINET as soon as MEDINET obtains the BLA for Product in Japan and continue to supply the commercial Products during the Term in accordance with the GCTP Ordinance of Japan, the GMP Ordinance of Japan, the QMS Ordinance of Japan, the Applicable Law and the description of the BLA in Japan.  Histogenics shall change its manufacturing process only in accordance with the GCTP Ordinance of Japan, the GMP Ordinance of Japan, the QMS Ordinance of Japan and/or the Applicable Law and if Histogenics intends to change manufacturing process, Histogenics shall notify MEDINET necessary period for MEDINET to obtain the approval for a partial change of BLA in Japan in advance of such change.

Section 6.03Contract Manufacturing Organization.  Histogenics may contract with “contract manufacturing organizations” (“CMOs”) which may be a Third Party for the manufacturing of the Product and Biopsy Kit under the Clinical Supply Agreement and the Master Quality, Supply and Pharmacovigilance Agreement; provided that if Histogenics wishes to contract out the clinical or commercial manufacturing of the Products and Biopsy Kit to a Third Party, ****.  Histogenics shall notify MEDINET of the fact that Histogenics may wish to contract out manufacturing well in advance in order to enable MEDINET to secure a reasonable period for technology transfer to manufacture the Products and Biopsy Kit at MEDINET's manufacturing site and fully cooperate with MEDINET and comply with all audits and inspections by PMDA with respect to GCTP, GMP and QMS.

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Section 6.04Quality Audit.  MEDINET shall have the right, at its sole cost and expense, to conduct a reasonable quality audit of Histogenics’ manufacturing sites for the Product.  Histogenics shall cooperate with good faith with MEDINET in arranging for such quality audit to be conducted by MEDINET at such manufacturing sites, and relevant contractors.  Where Histogenics contracts with Third Party CMOs to manufacture the Products under the Master Quality, Supply and Pharmacovigilance Agreement, MEDINET may be required to agree to certain terms and conditions required by such CMOs in order to conduct such quality audit. If, in connection with such quality audit by MEDINET, MEDINET reasonably requests a corrective and preventative action plan (“CAPA”) to be implemented to address bona fide issues arising out of such quality audit, the Parties shall negotiate in good faith and implement such CAPA to MEDINET’s reasonable satisfaction prior to the supply of Products to MEDINET under such Clinical Supply Agreement or Commercial Supply Agreement, as applicable.

Article VII.
CONFIDENTIALITY

Section 7.01Protection of Confidential Information.  The Receiving Party shall not, and shall cause its Affiliates and its and their officers, directors, employees and agents not to, disclose or disseminate Confidential Information of the Disclosing Party to any Third Party unless expressly permitted hereunder, and shall not use such Confidential Information for any purpose other than in performing the Receiving Party’s obligations or exercising the Receiving Party’s rights hereunder.  In addition, the Receiving Party shall take, and shall cause its Affiliates to take, reasonable steps to protect the Confidential Information of the Disclosing Party from unauthorized use or disclosure, which steps shall be no less than those the Receiving Party takes to protect its own confidential and/or proprietary material of a similar nature.  The foregoing obligations shall apply equally to all copies, extracts and summaries of the Disclosing Party’s Confidential Information.

Section 7.02Certain Permitted Disclosures.

(a)Disclosure Required by Law. Notwithstanding the foregoing, each of Histogenics and MEDINET may disclose Confidential Information of the other Party to a Third Party to the extent such disclosure is reasonably necessary to exercise the rights granted to or retained by it under this Agreement, including in preparing, filing, maintaining or prosecuting Patents in accordance with Article VIII, complying with Applicable Law, or submitting information to Governmental Authorities in connection with seeking Regulatory Approval of the Product or as required by Applicable Law or Governmental Authorities; provided, however, that if a Party is required by Applicable Law or Governmental Authorities to make any such disclosure of the Disclosing Party’s Confidential Information, to the extent it may legally do so it shall: (i) give reasonable advance notice to the Disclosing Party of such disclosure to permit the Disclosing Party to use its reasonable efforts to secure confidential treatment of such Confidential Information prior to disclosure to the extent such treatment is applicable (whether through protective orders or otherwise), (ii) cooperates with the Disclosing Party in the exercise of its right to protect the confidentiality of the Confidential Information and (iii) discloses only that

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Confidential Information that is required to be disclosed.  Each Party shall be responsible for any breach of its confidentiality obligations by its respective Affiliates and their employees and agents.

(b)Disclosure to Certain Third Parties.  The Receiving Party may disclose such of the Disclosing Party’s Confidential Information to its Affiliates, employees, directors, consultants and permitted sublicensees who have a need to know such Confidential Information and to existing or potential sublicensees, collaboration partners (including without limitation the CRO or CSO with whom MEDINET contracts for the Clinical Development and/or Commercialization), in each case who are bound by obligations of confidentiality and non-use substantially at least as stringent as those by which the Receiving Party is bound hereunder prior to such disclosure.

Section 7.03Return of Confidential Information.  Upon termination of this Agreement, the Receiving Party shall promptly return all of the Disclosing Party’s Confidential Information, including all information relating to the Products, unless, and solely for so long as, the Receiving Party has continuing rights to use the foregoing pursuant to Article IX, received hereunder and copies thereof in any medium, except that the Receiving Party may retain one copy for its legal files.

Section 7.04Unauthorized Use.  If either Party becomes aware or has knowledge of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, it shall promptly notify the Disclosing Party of such unauthorized use or disclosure.

Section 7.05Public Disclosure.  Except as otherwise expressly permitted hereunder, neither Party shall mention or otherwise use the name, logo or Trademark of the other Party or any of its Affiliates or any of its or their sublicensees or any abbreviation or adaptation thereof in any advertising, marketing, promotional or sales literature or other form of publicity or in any document employed to obtain funds or financing without the prior written approval of the Party whose name is to be used save as follows:

(a)MEDINET, its Affiliates and Sublicensees may state that they are licensed under the Licensed Patents and Licensed Know-How, and Histogenics and its Affiliates may state that they have licensed the Licensed Patents and Licensed Know-How to MEDINET, its Affiliates and Sublicensees.  For this purpose, each Party may use the name and logo of the other Party, and may make a high level non-confidential statement about the existence, scope and key terms of this contractual relationship that is consistent with and limited to the information that is included within the press releases set out in Exhibit D or any other communication content that the Parties agree in writing is acceptable for general public use.  Each Party may also make such disclosures related to this Agreement as may be necessary for it to comply with Applicable Law, and MEDINET acknowledges and agrees that as a publicly-traded company Histogenics must and shall be permitted to make appropriate disclosures related to this Agreement and its terms in order to comply with applicable securities laws and regulations.

(b)The Parties have agreed upon the content of a press release which shall be issued substantially in the form(s) attached hereto as Exhibit D, the release of which the Parties shall

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coordinate in order to accomplish such release promptly upon execution of this Agreement.  Neither Party shall issue any other public announcement or press release (subject to Section 7.05(a)) or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

Article VIII.
INTELLECTUAL PROPERTY

Section 8.01Ownership of Inventions.

(a)Inventions in the Territory.  All inventions, discoveries, or improvements conceived or reduced to practice by or on behalf of a Party (whether solely or jointly by or on behalf of the other Party) pursuant to any activities conducted in accordance with this Agreement (including all activities conducted under the Clinical Development Plan) and that are related to the Product or the Licensed Technology in the Territory (the “Arising Inventions”), and all Patents (“Arising Patents”) and Know-How (“Arising Know-How”) therein shall be owned solely by Histogenics (together, the “Arising IP”).  MEDINET hereby assigns to Histogenics all of its right, title, and interest in, to, and under, all Arising Inventions and Arising IP and shall execute all documents and do all reasonable things to bring effect to the foregoing assignment.  MEDINET shall ensure that all of its and its Affiliates’ employees, personnel, independent contractors, agents, and other representatives performing activities in connection with this Agreement have signed invention assignment agreements that effectuate the assignment in the immediately preceding sentence (and shall require its Sublicensees to do the same).  Upon the reasonable request and at the expense of Histogenics, MEDINET shall assist Histogenics in securing Patents or other intellectual property protection for the Arising Inventions.

(b)Disclosure of Arising Inventions.  Each Party agrees to promptly disclose to the other Party all Arising Inventions in writing within thirty (30) days of discovery or development of each such Arising Inventions or Arising Invention (as applicable), and each Party shall make available to the other Party all Arising Know-How thereto in connection with such notification and from time to time as the other Party may reasonably request.  MEDINET shall have the right to request that Histogenics file a patent application for an Arising Invention in the Territory, and Histogenics shall consider such request in good faith.

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Section 8.02Maintenance and Prosecution of Patents.

(a)Preparation, Filing, Prosecution and Maintenance of Licensed Patents and Arising Patents.  Histogenics shall have the right, subject only to subparts (a) and (b) below, to prepare, file, prosecute and maintain the Licensed Patents and Arising Patents, and control any related interference, re-issuance, re-examination and opposition proceedings, at its sole discretion and expense and using counsel of its choice; provided, MEDINET shall have the opportunity to review and comment on all filing, prosecution matters, and maintenance matters related to the Licensed Patents and Arising Patents in the Territory reasonably in advance of any relevant deadlines in connection therewith, and Histogenics shall consider such comments in good faith. Notwithstanding the foregoing, in the event that Histogenics decides (a) not to continue the prosecution or maintenance of a patent or patent application within the Licensed Patents or Arising Patents in the Territory or (b) not to file a new patent application that would be deemed within the Arising Patents in the Territory and that is requested by MEDINET to be filed pursuant to Section 8.01(b) herein, Histogenics shall provide MEDINET with notice of such decision at least thirty (30) days prior to any pending lapse, abandonment, or publication or other event which would prejudice the ability to secure or maintain the relevant Licensed Patent or Arising Patent in the Territory.  In such case, MEDINET shall, upon written notice to Histogenics, have the right, but not the obligation, to assume control and management of the preparation, filing, prosecution, and maintenance of such Licensed Patent or Arising Patent, at its sole cost and expense and using counsel of its choice; provided, Histogenics shall have the opportunity to review and comment on all filing, prosecution matters, and maintenance matters related to such Licensed Patent or Arising Patent in the Territory to the extent such Licensed Patents or Arising Patent claims or covers subject matter relevant to Products outside of the Field reasonably in advance of any relevant deadlines in connection therewith, and MEDINET shall consider such comments in good faith.  Upon MEDINET’s exercise of such right, Histogenics shall provide to MEDINET all reasonable information and documents to allow MEDINET to assume control and management of such prosecution activities and shall provide reasonable assistance to MEDINET, at MEDINET's sole cost and expense, in connection with such transfer of such prosecution activities to MEDINET.

Section 8.03Enforcement Against Third Party Infringers. In the event that either Party learns of or suspects any Third Party infringement of any Licensed Patent or Arising Patent, such Party shall promptly inform the other Party and shall provide the other Party with reasonable evidence of such Third Party infringement of which it is aware or suspects has occurred.

(a)Histogenics shall have the first right, but not the obligation, to initiate and litigate at its sole cost and expense any infringement action against such Third Party believed to be infringing the applicable Licensed Patents or Arising Patents, using counsel of its choice.  If Histogenics (a) fails to institute and prosecute an action or proceeding to abate such infringement in the Territory within a period of ninety (90) days after receiving written notice from MEDINET or otherwise obtaining knowledge of such infringement or suspected infringement in the Territory, or (b) otherwise waives its rights under this Section 8.03(a), then MEDINET shall have the right, but not the obligation, after discussion with Histogenics and taking into consideration in good faith Histogenics’ reasons for not initiating and prosecuting an action or

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proceeding, to bring and prosecute any such action utilizing solely the relevant Licensed Patents or Arising Patents in the Territory, at its sole cost and expense; provided, however, that in such event Histogenics has the right, to participate in such action and to be represented in any such action by counsel of its choice, at its sole expense.

(b)Each Party shall reasonably assist the Party pursuing such enforcement action as set forth in this Section 8.03 and cooperate in any such litigation at the request and expense of the other Party, including by providing access to relevant documents (including laboratory notebooks) and other evidence and making its employees available at reasonable business hours; provided that the enforcing Party shall reimburse the assisting Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

(c)Any damages awarded to the enforcing Party after deduction of reimbursement of the enforcing Party’s legal costs incurred in connection with pursuing such action to enforce the Licensed Patents or Arising Patents in accordance with this Section 8.03 shall be allocated to the enforcing Party.

(d)

In addition to the foregoing, in the event that either Party learns of or suspects any Third Party infringement of any Licensed Patent or Arising Patent, which may be materially adverse to either Party's business, plans or activities, including without limitation, Clinical Development, Commercialization or Exploitation of the Products in the Territory, such Party shall promptly inform the other Party and both Parties shall discuss in good faith how to cope with such Third Party infringement and shall use its respective best efforts to take actions against such Third Party infringement, including, without limitation, by requesting licensor(s) of the Licensed Patent to take actions against such Third Party.

Section 8.04Defense of Claims Brought by Third Parties.  If a Third Party initiates a proceeding, including an action before an administrative body, claiming that any Patent owned by or licensed to such Third Party is infringed by the Exploitation of the Products under this Agreement, or that the Licensed Patents or Arising Patents are invalid or unenforceable (a “Third Party Infringement Claim”), the Party who is the subject of the Third Party Infringement Claim (“Affected Party”) shall promptly notify the other Party thereof.  Such other Party shall reasonably assist the Affected Party pursuing such defending against such Third Party Infringement Claim as set forth in this Section 8.04 and cooperate in any such litigation at the request and expense of the Affected Party, including by providing access to relevant documents (including laboratory notebooks) and other evidence and making its employees available at reasonable business hours; provided that the Affected Party shall reimburse the assisting Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

MEDINET Trademarks for Product in the Territory. The Parties agree that, MEDINET shall be entitled to register certain Trademarks that are designated for the Product for the Commercialization in the Territory (the “MEDINET Trademarks”) as the owner of such MEDINET Trademarks in the Territory.  Histogenics agrees that it will not, during the Term, attack MEDINET’s title or rights in and to the designated MEDINET Trademarks in the

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Territory or the validity of such Trademarks.  The nature and quality of the Product, and all advertising and promotional uses of the MEDINET Trademarks or the Licensed Trademarks by MEDINET in the Territory shall conform to Applicable Laws, including the requirements regarding proper use of the Trademarks.

Article IX.
TERM AND TERMINATION

Section 9.01Term.  The term of this Agreement shall commence on the Effective Date and continue until the later of (a) ten (10) years after the First Commercial Sale of Product in the Territory or (b) expiration of the last-to-expire Licensed Patent or Arising Patent covering Product in the Territory.

Section 9.02Extension at MEDINET's option.  MEDINET shall have the right to extend the Term by five (5) years at its sole discretion by giving a written notice to Histogenics before the termination of this Agreement pursuant to Section 9.01 above.

Section 9.03Termination at Will by MEDINET.  MEDINET shall have the right to terminate this Agreement for any reason or no reason in its entirety at any time on one hundred twenty (120) days’ prior written notice to Histogenics.

Section 9.04Material Breach.  In the event of a material breach of this Agreement by a Party, the non-breaching Party shall have the right to terminate this Agreement in its entirety in each case by written notice to the breaching Party specifying the nature of such breach in reasonable detail.  Such termination shall become effective ninety (90) days from receipt of such notice by the breaching Party, except that such period shall be sixty (60) days in the event the basis of the alleged material breach is a failure to make payment(s) under this Agreement, unless the breaching Party has cured such breach within such ninety (90) or sixty (60) day period (as applicable), provided the breaching Party takes reasonable efforts to cure such breach as soon as practicable.

Section 9.05Insolvency.

(a)Either Party may terminate this Agreement in its entirety effective immediately upon written notice to the other Party if, at any time such other Party (i) files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization (save for solvent reorganization or solvent reconstruction) or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, (ii) proposes a written agreement of composition or extension of substantially all of its debts, (iii) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not be dismissed within sixty (60) days after the filing thereof, (iv) proposes to be a party to any dissolution or liquidation, (v) admits in writing its inability generally to meet its obligations as they fall due in the general course, or (vi) makes an assignment of substantially all of its assets for the benefit of creditors.

(b)All rights and licenses granted under or pursuant to any section of this Agreement are for purposes of Section 365(n) of Title 11, United States Code or any analogous provisions in

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any other country or jurisdiction (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code (and any equivalent provisions under the bankruptcy or insolvency laws of any other relevant jurisdiction).  The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. The non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property and all embodiments of such intellectual property, which, if not already in its possession, shall be promptly delivered to the non-bankrupt Party (i) upon the commencement of a bankruptcy proceeding upon the non-bankrupt Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non- bankrupt Party.

Section 9.06Patent Challenge.  Prior to its expiration, Histogenics may terminate this Agreement in its entirety by written notice to MEDINET if (a) MEDINET, its Affiliate(s) or Sublicensee(s) Challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the Licensed Patents or Arising Patents and (b) MEDINET does not cause such measures to cease within thirty (30) days after having received written notice thereof from Histogenics, requesting such measures to cease and stating Histogenics’ intention to terminate this Agreement if such measures are not ceased within the prescribed time.

Section 9.07Effect of Termination of this Agreement.

(a)MEDINET Triggered Termination. In the event (i) Histogenics terminates this Agreement pursuant to Section 9.04 for MEDINET’s material breach; (ii) Histogenics terminates this Agreement pursuant to Section 9.06 for patent challenge by MEDINET; (iii) Histogenics terminates this Agreement pursuant to Section 9.05 for MEDINET’s insolvency; or (iv) MEDINET terminates this Agreement pursuant to Section 9.03 without cause, the following shall apply:

(i)All licenses and sublicenses and rights to the Licensed Technology and Arising IP granted by to MEDINET hereunder shall terminate as of the effective date of such termination, except to the extent to perform any responsibilities in connection with any then ongoing Clinical Trial or other activity being conducted by or on behalf of MEDINET that cannot be terminated as of such date under Applicable Laws, including GCP, it being agreed that all such activities and responsibilities shall be discontinued and ceased (unless otherwise agreed or required under Applicable Laws) by transitioning such activities and responsibilities to Histogenics as promptly as possible, subject to Applicable Laws, including GCP.

(ii)MEDINET hereby grants to Histogenics a non-exclusive, worldwide, royalty free license, with the right to grant sublicenses under the MEDINET IP and the MEDINET Trademarks to research, Develop, make, have made, use, have used, sell, have sole, import, have imported, export, have exported, or otherwise Commercialize the Product;  provided that Histogenics shall indemnify, defend and hold harmless MEDINET, its Affiliates and each of its and their respective employees, officers, directors, agents and Sublicensees from

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and against any Losses arising out of or resulting from Third Party claims (“Third Party Claim”) that arise or result from Histogenics’ activities performed under the foregoing license.

(iii)MEDINET shall, where permitted under Applicable Laws, as promptly as reasonably practical transfer to Histogenics all Regulatory Documentation and Regulatory Approvals with respect to the Products (but not with respect to any other products), and shall take such other actions and execute such other instruments, assignments, and documents as may be necessary to effect the transfer of rights hereunder to Histogenics.

(b)Histogenics Triggered Termination.  In the event (i) MEDINET terminates this Agreement pursuant to Section 9.04 for Histogenics’ material breach or (ii) MEDINET terminates this Agreement pursuant to Section 9.05 for Histogenics’ insolvency, the licenses and sublicenses granted to MEDINET pursuant to Section 2.01(a) shall terminate immediately, except that MEDINET shall have the right to, for up to sixty (60) days after the effective date of termination, sell any then-existing inventory of Product in its possession.  All other inventory of Products that MEDINET fails to sell after the 60-day period shall be destroyed or returned to MEDINET, at MEDINET’s sole cost and expense, in accordance with Applicable Laws.

Section 9.08Accrued Rights.  Termination, relinquishment, or expiration of the Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination, relinquishment, or expiration, including without limitation damages arising from any breach hereunder.  Such termination, relinquishment, or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement.

Section 9.09Survival. The provisions of Articles I, VII, IX, XI and XII, as well as Sect. 8.01 hereof shall survive the expiration or termination of this Agreement for any reason.

Section 9.10Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies at equity or law shall remain available to the Parties except as agreed to otherwise herein; provided that in assessing the remedies available to Histogenics, the rights transferred to Histogenics following a termination of this Agreement shall be taken into account.

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Article X.
REPRESENTATIONS AND WARRANTIES

Section 10.01Mutual Representations and Warranties and Covenants.  Each of Histogenics and MEDINET represents and warrants to the other Party, as of the Effective Date, and covenants, that:

(a)such Party is an entity duly organized, validly existing and in good standing under the laws of the state or country (as applicable) of its organization, is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent it from performing its obligations under this Agreement, and has full power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)such Party is duly authorized, by all requisite action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval, and the Person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite action;

(c)no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement;

(d)such Party has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future shall not employ (or, to the best of its knowledge, use any contractor or consultant that employs, provided that, such Party may reasonably rely on a representation made by such contractor or consultant) any Person debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act (or subject to a similar sanction of a foreign Governmental Authority), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of a foreign Governmental Authority), in the conduct of its activities under this Agreement and such Party agrees to inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder;

(e)this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights; and (ii) equitable principles of general applicability;

(f) the execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions of this Agreement does not and shall not conflict with

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CONFIDENTIAL TREATMENT REQUESTED

or result in a breach of any of the terms or provisions of (i) any other contractual or other obligations of such Party, (ii) the provisions of its operating documents or bylaws, or (iii) any order, writ, injunction or decree of any Governmental Authority entered against it or by which it or any of its property is bound.

Section 10.02Histogenics’ Additional Representations and Warranties and Covenants.  Histogenics represents and warrants to MEDINET as of the Effective Date:

(a)it has full right and authority to grant the licenses and sublicenses and other rights granted under this Agreement and no rights or licenses are required from Histogenics or, to its knowledge, any other Person, for MEDINET to Exploit Products as contemplated under this Agreement other than those granted under Article II.

(b)to Company’s knowledge, Company and its Affiliates, and its subcontractors, and their respective consultants and agents, have conducted all research and Development of the Product prior to the Effective Date in compliance with Applicable Laws;

(c)there are no Third Party Patents that, to Company’s knowledge and belief, would be infringed by Exploiting the Product, and no claim or litigation has been brought or asserted (and Company has no knowledge of any claim, whether or not brought or asserted, or of any facts or circumstances that exist that would reasonably be expected to give rise to any such claim or litigation) by any Person alleging that (a) the Licensed Patents existing as of the Effective Date are invalid or unenforceable or (b) the conception, Development, reduction to practice, disclosing, copying, making, assigning or licensing of the Licensed Patents or the Licensed Know- How existing as of the Effective Date or the Exploitation of the Products as contemplated herein, violates, infringes, constitutes misappropriation of or otherwise conflicts or interferes with or would violate, infringe or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person; and

(d)to the knowledge of Company, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Licensed Patents existing as of the Effective Date.

Article XI.
INDEMNIFICATION

Section 11.01Histogenics.  Histogenics shall defend, indemnify and hold MEDINET, its Affiliates, Sublicensees and their respective directors, officers, employees and agents, at Histogenics’ cost and expense, harmless from and against any and all losses, costs, damages, fees or expenses (including reasonable attorney’s fees and expenses) (“Losses”) incurred in connection with any Third Party Claim arising out of any: (i) any willful misconduct or negligence by Histogenics or any of its Affiliates, (ii) any breach by Histogenics of any of its representations, warranties, covenants, obligations or agreements hereunder, or (iii) any Exploitation of the Products outside the Territory or outside the Field within the Territory by or on behalf of Histogenics; except to the extent such Losses are attributable to 11.02(i)-(iii).

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Section 11.02MEDINET.  MEDINET shall defend, indemnify and hold Histogenics, its Affiliates and their respective directors, officers, employees and agents, at MEDINET’s cost and expense, harmless from and against any and all Losses incurred in connection with any Third Party Claim arising out of any: (i) any willful misconduct or negligence by MEDINET or any of its Affiliates, (ii) any breach by MEDINET of any of its representations, warranties, covenants, obligations or agreements hereunder, or (iii) any Exploitation of the Products in the Field and in the Territory by or on behalf of MEDINET; except to the extent such Losses are attributable to 11.01(i)-(iii).

Section 11.03Notice of Claim.  All indemnification claims in respect of any person seeking indemnification under Section 11.01 or Section 11.02 (collectively, the “Indemnitees” and each an “Indemnitee”) shall be made by the corresponding Party (the “Indemnified Party”).  The Indemnified Party shall give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which such Indemnified Party intends to base a request for indemnification under Section 11.01 or Section 11.02 but in no event shall the Indemnifying Party be liable for any Losses that result from any delay by the Indemnified Party in providing such notice that materially prejudices the defense of such Third Party Claim.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Losses (to the extent that the nature and amount of such Losses are known at such time).  Together with the Indemnification Claim Notice, the Indemnified Party shall furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.  The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission or statement made by the Indemnified Party materially prejudices the defense of such Third Party Claim.

Section 11.04Indemnification Procedure.  Except with respect to any Third Party Claim that is a Third Party Infringement Claim, the process for the defense of which shall be governed by Section 8.04, the obligations of an Indemnifying Party under this Section 11.04 shall be governed by and contingent upon the following:

(a)at its option, the Indemnifying Party may assume control of the defense of any Third Party Claim (which, for the avoidance of doubt, shall include the conduct of all dealings with such Third Party) by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of control of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.

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(b)upon the assumption of the control of the defense of a Third Party Claim by the Indemnifying Party:

(i)subject to the provisions of Section 11.04(c), it shall have the right to and shall assume sole control and responsibility for dealing with the Third Party and the Third Party Claim, including the right to settle the claim on any terms the Indemnifying Party chooses, but at all times in accordance with the provisions of Section 11.04(c) and Section 11.04(d);

(ii)if it chooses, the Indemnifying Party may appoint as counsel in the defense of the Third Party Claim any law firm or counsel selected by the Indemnifying Party; and

(iii)except as expressly provided in Section 11.04, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Indemnitee in connection with the analysis, defense, or settlement of the Third Party Claim.  In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including lawyers’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party or Indemnitee.

(c)without limiting the remainder of this Section 11.04, any Indemnitee shall be entitled to participate in, but not control, the defense of a Third Party Claim and to retain counsel of its choice for such purpose; provided that such retention shall be at the Indemnitee’s own cost and expense unless (i) the Indemnifying Party has failed to assume the defense and retain counsel in accordance with Section 11.04(a) (in which case the Indemnified Party shall control the defense), or (ii) the interests of the Indemnitee and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under any legal requirement, ethical rules or equitable principles.

(d)with respect to any Losses relating solely to the payment of money to the Third Party to settle the Third Party Claim and that will not result in the Indemnified Party or the Indemnitee becoming subject to injunctive relief, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee under Section 11.04(c), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses.  With respect to all other Losses or where the Indemnified Party will be subject to injunctive relief, where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 11.04(a) the Indemnifying Party must not consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses, unless it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).

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(e)if the Indemnifying Party chooses not to take control of the defense or prosecute any Third Party Claim, the Indemnified Party shall retain control of the defense thereof, but no Indemnified Party or Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.  The Indemnifying Party shall not be liable for any settlement or other disposition of Losses by an Indemnified Party or an Indemnitee under such a Third Party Claim that is reached without the written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.

(f)if the Indemnifying Party chooses to control the defense of any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, reasonably cooperate in the defense thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party, the Indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information, to the extent the Third Party Claim is subject to indemnification hereunder.

Section 11.05Expenses.

Except as expressly provided above, ****, incurred by the Indemnified Party where it participates in the defense under Section 11.04 or cooperates pursuant to Section 11.04(f) shall be reimbursed on a quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

Section 11.06Insurance.

(a)MEDINET shall at all times comply, by obtaining a policy of insurance, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees with respect to activities performed under this Agreement.

(b)MEDINET shall obtain at the appropriate time product liability and other insurance coverage appropriate to the risk involved in marketing Products, including coverage for Clinical Trials, will name the Histogenics as additional insureds, and shall maintain such insurance coverage for the Term plus an additional six (6) years of tail coverage. Within ninety (90) days after the Effective Date and thereafter annually between January 1 and January 31 of each Calendar Year, MEDINET shall present evidence to Histogenics that the coverage is being maintained in accordance with the terms herein.  In addition, MEDINET will provide

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Histogenics with at least thirty (30) days’ prior written notice of any change in or cancellation of the insurance coverage.

Section 11.07Consequential Damages.  EXCEPT IN THE EVENT OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF A PARTY, IN NO EVENT SHALL EITHER PARTY OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, TREBLE OR CONSEQUENTIAL DAMAGES OR INDIRECT LOST PROFITS, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT (A) BREACHES OF CONFIDENTIALITY OBLIGATIONS UNDER Article VII OR (B) THE INDEMNIFICATION OBLIGATION OF SUCH PARTY IN RESPECT OF AMOUNTS ACTUALLY AWARDED AGAINST AN INDEMNIFIED PARTY AS A PART OF A THIRD PARTY CLAIM UNDER THE PROVISIONS OF THIS Article XI.

Section 11.08Nothing in this Agreement shall limit a Party’s liability for death or personal injury caused by its negligence or for fraud.

Article XII.
MISCELLANEOUS

Section 12.01Assignment.  This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, without the consent of the other Party (a) to any of its Affiliates, if the assigning Party guarantees the full performance of its Affiliates’ obligations hereunder, or (b) to a successor in interest in connection with a sale of all or substantially all of a Party’s assets to which this Agreement relates, whether by merger, consolidation, acquisition, stock sale, asset purchase, or otherwise.  In all cases, the assigning Party shall provide the other Party with prompt written notice of any such assignment and the permitted assignee shall assume the obligations of the assigning Party hereunder in writing.  No assignment of this Agreement shall act as a novation or release of either Party from responsibility for the performance of any accrued obligations hereunder.

Section 12.02Governing Law.  This Agreement and any dispute or claim arising out of or in connection with it (whether contractual or non-contractual in nature such as claims in tort, from breach of statute or regulation or otherwise) shall be governed by and construed in accordance with the laws of New York without reference to any conflicts of laws principles and any dispute with respect to infringement, validity, or enforceability of any Patent, which shall be governed by and construed and enforced in accordance with the laws of the jurisdiction in which such Patent is issued or published.

Section 12.03Dispute Resolution.  If any dispute or disagreement arises between the Parties regarding this Agreement, the Parties will follow the following procedures in an attempt to resolve the dispute or disagreement:

(a)The Party claiming that a dispute exists will give notice in writing (“Notice of

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Dispute”) to the other Party of the nature of the dispute.

(b)Within **** of receipt of a Notice of Dispute, unless the Parties agree to extend this period, the Chief Executive Officers of the Parties, or their designees (any such designee to be a senior member of the designating Chief Executive Officer’s management team), will meet at a mutually agreed-upon time and location for the purpose of resolving such dispute.

(c)Except with respect to Section 12.03(e), if the dispute has not been resolved within a further period of ****, unless the Parties agree to extend this period, then the Parties agree that either Party may initiate binding arbitration to resolve the dispute.

(d)Except where Section 12.03(e) applies, disputes will be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect on the date of filing of the arbitration (the “Rules”), except as modified in this Section, and the arbitrator(s) will be engaged on terms consistent with those set forth in this Section.

(i)Selection of Arbitrator(s).  If the amount in controversy, including claims and counterclaims, in terms of a monetary amount is less than **** and does not relate to an allegation of material breach or termination of this Agreement there will be one (1) neutral and impartial arbitrator, who the Parties will jointly select within **** of the respondent’s receipt of a copy of the demand for arbitration (“Demand Date”).  If the amount in controversy is **** or more, or if the dispute involves an allegation of material breach or termination of this Agreement, there will be three (3) neutral and impartial arbitrators, which will be appointed as follows: (i) Histogenics will appoint one (1) arbitrator within **** of the Demand Date, (ii) MEDINET will appoint one (1) arbitrator within **** of the Demand Date, and (3) the Party-appointed arbitrators will jointly select a third arbitrator, who will serve as chair of the arbitral tribunal, within thirty (30) days of the appointment of the second arbitrator.  The AAA will appoint any arbitrator that is not timely appointed pursuant to this Section  from the AAA’s large, complex case panel, using the listing, ranking, and striking procedure in the Rules, with each Party having no more than **** peremptory strikes.

(ii)Qualifications of Arbitrators.  Whether appointed by a Party or the AAA, each arbitrator will satisfy the criteria set forth in this Section to the maximum extent possible.  In all cases, each arbitrator should be a person with no less than ten (10) years of biotechnology industry experience and expertise having occupied at least one senior position within a biotechnology company relating to drug discovery, product development, commercialization, or licensing, but under no circumstances will an appointed arbitrator be a current or former employee or consultant of either Party or its Affiliates, or anyone who has provider professional services to either Party or its Affiliates. If the dispute relates primarily to scientific matters, then each arbitrator should also have relevant scientific expertise. If the dispute relates primarily to Patent Rights or other intellectual property, then each arbitrator should also have at least ten (10) years of relevant expertise regarding Patent Rights or other intellectual property. In all cases,

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each arbitrator will be fluent in English.

(iii)Conduct of Arbitrations Proceedings.  The following provisions will apply to the conduct of any arbitration proceedings under this Section.

(a)Within **** after an arbitrator or arbitration tribunal, as applicable, is appointed, each Party will provide the arbitrator(s) with its one proposed resolution and a written memorandum in support of its position regarding the dispute and its proposed resolution (“Opening Brief”), which will not exceed **** pages in total.  In connection with the submission of an Opening Brief, a Party may also submit documentary evidence in support of its position and its proposed resolution, which evidence had both (A) existed prior to commencement of such arbitration and (B) been previously shared with the other Party as part of the Parties’ attempts to resolve the dispute.  The arbitrator(s) will provide each Party’s Opening Brief and supporting documentation, if any, to the other Party after receiving an Opening Brief from both Parties.

(b)Within **** after a Party receives the other Party’s Opening Brief from the arbitrator(s), the receiving Party will have the right to submit to the arbitrator(s) a response to the other Party’s Opening Brief (“Response Brief”), which will not exceed twenty (20) pages in total.  In connection with the submission of a Response Brief, a Party may also submit documentary evidence in support thereof which had both (A) existed prior to commencement of such arbitration and (B) been previously shared with the other Party as part of the Parties’ attempts to resolve the dispute. The arbitrator(s) will provide each Party’s Response Brief and supporting documentation, if any, to the other Party after receiving a Response Brief from both Parties (or at the expiration of such ten (10) day period if any Party fails to submit a Response Brief).

(c)Within **** of the receipt by the arbitrator(s) of each Party’s Response Brief (or expiration of such **** period if any Party fails to submit a Response Brief), the arbitrator(s) will conduct a single three (3) hour hearing during which each Party will have one (1) hour to present its position.  At the hearing, each Party will have the right to call up to two (2) witnesses, one (1) of whom may be an employee, consultant or other advisor to the other Party.  Each Party will notify the other Party and the arbitrator(s) of the identity of the witnesses it intends to call at least **** in advance of the hearing.

(d)There will be no discovery in the arbitration (e.g., document requests, interrogatories, depositions, etc.).  The arbitrator(s) will, however, have the right to perform independent research and analysis and to request any Party provide additional documentary evidence based on specific requests for documents that are reasonably necessary for the arbitrator(s) to reach a decision, which documents each Party will provide to the arbitrator(s) to the extent the requested documents are reasonably related to the subject matter of the dispute.

(e)Within **** of such hearing, or within some other time to which the Parties and the arbitrator(s) agree, the arbitrator(s) will deliver his or her decision regarding the dispute in writing and will briefly state the findings of fact and conclusions

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of law on which it is based.  The arbitrator(s) may only select the resolution proposed by one of the Parties.  As part of any such decision, the arbitrator(s) will mandate that the Party whose resolution is not selected pay the reasonable attorneys’ fees and expenses that the Party whose resolution is selected incurred in connection with the arbitration, as well as the costs and expenses of such arbitration.

(f)The arbitration proceeding will be conducted in English.  The arbitration proceeding will be held and the award/decision will be issued in New York, New York, although the Parties may agree in writing to conduct individual hearings in other locations.

(g)The arbitration will be confidential.  No Party will use or disclose any documents, including the other Party’s Opening Brief, Reply Brief, any supporting evidence, and the arbitration decision, obtained in the arbitration for any purpose except in the course of the conduct of the arbitration and (as far as applicable) proceedings before any court, and then only to the extent necessary for the implementation and enforcement of any award of the arbitrator(s) and subject to appropriate confidentiality protections.

(h)In addition to damages, the arbitrator(s) may award any remedy provided under Law and the terms of this Agreement, including, without limitation, specific performance but not injunctive relief.  The arbitrator(s) is/are not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, treble, or similar damages with respect to any dispute.

(i)The arbitration decision may be entered and enforced in any court having competent jurisdiction.  The arbitration award will be final and binding on the Parties and will not be appealable to any court in any jurisdiction.

(j)Notwithstanding the arbitration provisions set forth above, the following disputes will be determined by courts of competent jurisdiction.

(i)Any dispute concerning the ownership or inventorship of any Patent Rights arising hereunder in a given jurisdiction will be determined by the courts of the jurisdiction in question.  In all cases, the Parties agree that inventorship will be determined in accordance with the patent laws of the United States.

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CONFIDENTIAL TREATMENT REQUESTED

(ii)In the event of a threatened or actual breach of the provisions of Article VII, either Party may bring an action in any court of competent jurisdiction to obtain equitable relief, including, without limitation, an injunction relief or specific performance, to prevent the disclosure or dissemination of a Disclosing Party’s Confidential Information.  Each Party acknowledges and agrees that any threatened or actual breach of the provisions of this Agreement protecting the confidentiality of the Disclosing Party’s Confidential Information would cause substantial and irreparable harm to the Disclosing Party, entitling the Disclosing Party to seek and obtain the equitable relief provided under this Section.  Any equitable relief granted pursuant to this Section, will be in addition to, and not exclusive of, any other legal or equitable remedies available to the Disclosing Party.

Section 12.04Force Majeure.  Neither Party shall be liable to the other for any failure or delay in the fulfillment of its obligations under this Agreement (other than the payment of monies due and owing to a Party under this Agreement), when any such failure or delay is caused by fire, flood, earthquakes, explosions, sabotage, terrorism, civil commotions, riots, invasions, wars, peril of the sea or requirements of Governmental Authorities (each, a “Force Majeure Event”).  In the event that either Party is prevented from discharging its obligations under this Agreement on account of a Force Majeure Event, the Party so prevented by such Force Majeure Event shall (i) promptly notify the other Party and (ii) use good faith efforts to discharge its obligations, even if in a partial or compromised manner.

Section 12.05Expenses.  Except as otherwise expressly provided herein or mutually agreed, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses.

Section 12.06No Agency.  Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between Histogenics and MEDINET.  Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the Development, manufacture or Commercialization of Product shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party.

Section 12.07No Third Party Beneficiaries.  The warranties and agreements contained in this Agreement are for the sole benefit of the Parties, and in MEDINET’s case, MEDINET’s Affiliates, and their respective successors and permitted assigns, and they shall not be construed as conferring any rights to any other Persons.

Section 12.08Entire Agreement; Amendment.  This Agreement (including all schedules and exhibits hereto), along with the Master Quality, Supply and Pharmacovigilance Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, oral or written, with respect to such matters.

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For clarity, the Confidentiality Agreement dated December 6, 2017 shall be superseded by this Agreement as of the Effective Date, and all information exchanged thereunder shall be considered Confidential Information exchanged between the Parties under this Agreement.  The Parties acknowledge that this Agreement has not been entered into wholly or partly in reliance on, nor has either Party been given, any warranty, statement, promise or representation by the other or on its behalf other than as expressly set out in this Agreement.  All warranties, conditions, terms and representations not set out in this Agreement whether implied by statute or otherwise are excluded to the extent permitted by law.  This Agreement may be amended or modified only by a writing signed by both Parties.

Section 12.09Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

Section 12.10Extension; Waiver.  At any time, either Histogenics or MEDINET may (a) with respect to obligations owed to it or the performance of other acts for its benefit, extend the time for the performance of such obligations or such other acts to be performed hereunder by the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the conditions to the obligations of the other contained herein.  Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument executed by such Party.  No such waiver shall be operative as a waiver of any other subsequent requirement of this Agreement.  The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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Section 12.11Notices.  All communications required to be made under this Agreement shall be effective upon receipt, and shall be sent to the addresses set out below, or to such other addresses as may be designated by one Party to the other by notice pursuant hereto, by (a) internationally recognized overnight courier; (b) prepaid registered or certified US mail, return receipt requested; or (c) facsimile transmission or other electronic means of communication with confirmation by letter sent by the close of business on or before the next following Business Day at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Party as follows:

If to Histogenics:

President and CEO

830 Winter Street

Waltham, MA 02451

USA

FAX: +****

E-mail: ****

If to MEDINET:

President and CEO

2-3-12 Shinyokohama,

Kohoku-ku, Yokohama-shi,

Kanagawa-ken 222-0033

FAX: ****

E-mail: ****

Section 12.12No Strict Construction.  This Agreement shall be construed as if it were drafted jointly by the Parties.

Section 12.13English Language Only.  All written communications, notices, reports, and other documentation to be exchanged between the Parties or to be provided by one Party to the other Party in as required by or in connection with this Agreement shall be in the English language only.

Section 12.14Headings.  The headings herein are for convenience purposes only and shall not be used to interpret any of the provisions hereof.

Section 12.15Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) shall be as effective as an original executed signature page.

Section 12.16Non-Exclusive Remedies.  The remedies set forth in this Agreement shall be in addition to, and shall not be to the exclusion of, any other remedies available to the Parties at law, in equity or under this Agreement.

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Histogenics Corporation	MEDINET Co., Ltd.

/s/Adam Gridley	/s/Yoshiji Kimura

Name: ADAM GRIDLEY	Name: YOSHIJI KIMURA

Function: PRESIDENT & CEO	Function: CEO

Date: DECEMBER 20, 2017	Date: DECEMBER 21, 2017

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CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A – LICENSED PATENTS and Documents

1. LICENSED PATENTS

****

2. Documents

****

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CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B – TRANSFER PRICE

****

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CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

****

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CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

[Press release(s)]

HISTOGENICS CORPORATION AND MEDINET CO., LTD ENTER INTO LICENSING AGREEMENT FOR DEVELOPMENT AND COMMERCIALIZATION OF NEOCART FOR THE JAPANESE MARKET

‒ Transaction Terms Include a $10 Million Up-front Payment with a Potential of $87 Million in Total Milestones, and Tiered Royalties on Sales ‒

‒ Japanese Cartilage Repair Market is Large and Growing with Established Reimbursement, and Physicians and Patients Seeking Improved Treatments for Cartilage Defects that may Prevent the Progression to Knee Osteoarthritis ‒

‒ Plans to Initiate Phase 3 Clinical Trial in Japan in the Second Half of 2018 with Potential Commercialization in Japan in 2021 ‒

WALTHAM, Mass., December 21, 2017 /GLOBE NEWSWIRE/ – Histogenics Corporation (Histogenics) (Nasdaq: HSGX), a leader in the development of restorative cell therapies that may offer rapid-onset pain relief and restored function, announced that it has entered into an agreement with MEDINET Co., Ltd. (MEDINET), a pioneering leader in the development and commercialization of cancer immuno-cell therapy technologies, for the development and commercialization of NeoCart® for the Japanese market.

“This transformative collaboration for Histogenics is a clear validation of the value NeoCart potentially provides to the physicians and patients who suffer from painful cartilage defects and related loss of function.  MEDINET is one of the leaders of the burgeoning regenerative medicine sector in Japan, with strong capabilities in development and manufacturing of cell therapy products.  We believe their recent initiatives to further develop their therapeutic capabilities with the addition of innovative products such as NeoCart will provide a rapid entry into the Japanese market,” stated Adam Gridley, President and Chief Executive Officer of Histogenics.  “Our ability to leverage our long clinical and translational medicine history in the U.S. in markets such as Japan was a first step in bringing NeoCart to other regions, and we look forward to expanding our global presence more broadly in 2018 into other potential territories in Asia and Europe.”

Histogenics’ formal consultations with the Office of Cellular and Tissue-based Products of the Japan Pharmaceuticals and Medical Devices Agency (the PMDA) concluded in the second quarter of 2017 and the positive conclusion of those consultations played an integral role in enabling this collaboration. Formal feedback from the PMDA regarding the development and approval pathway for NeoCart in Japan included:

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•

A 30-patient, one-year confirmatory clinical trial in Japanese patients, comparing NeoCart to microfracture, would be sufficient for applying for full Marketing and Manufacturing Authorization in Japan in conjunction with data from Histogenics’ fully enrolled U.S. Phase 3 clinical trial.

•

NeoCart would be regulated as a Regenerative Medical Product, as covered by the recently enacted laws in Japan, and Histogenics can supply the confirmatory clinical trial from the U.S. using the current good manufacturing process (cGMP) for NeoCart.

“I am excited about the potential to bring this exciting therapy to Japanese patients and physicians through this new partnership,” stated Dr. Shuichi Mizuno, Ph.D., a scientific founder of NeoCart, Assistant Professor, Orthopedic Surgery, Brigham and Women’s Hospital, and Harvard Medical School, in whose laboratory the underlying technology for NeoCart was discovered.

Japanese Cartilage Repair Market

The Japanese cartilage repair market is estimated to be the second largest market in the world after the U.S. and it is estimated that there may be at least 10,000 NeoCart treatments per year.  If left untreated, cartilage defects may result in Osteoarthritis (OA) and ultimately, total knee replacements.  Market forecasts predict that the number of OA patients in Japan aged 40 and older amounts to more than 25 million and is expected to accelerate as the population ages.

In the first half of 2017, Histogenics conducted market research in Japan with approximately 80 leading surgeons with the findings summarized below:

•	Approximately 60% of patients with knee cartilage defects are either not treated, or treated solely for temporary pain relief.
•	Approximately 60-70% of patients with knee cartilage defects that are left untreated will likely progress to OA in the knee.
•	Cartilage defects are believed to have caused OA in 15-20% of patients suffering from knee OA.
•	More than 85% of orthopedic surgeons are not satisfied with the current options to treat knee cartilage defects.
•	Approximately 80% of orthopedic surgeons consider early improvement in pain and function to be important and more than half of the surgeons feel they would prescribe NeoCart based on published data.

“This licensing deal has been realized based on our longtime close relationship with Histogenics.  I am excited about and proud of, the big challenge to enter into the regenerative medical product market with NeoCart in collaboration with the excellent team of Histogenics,” stated Yoshiji

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Kimura, Chief Executive Officer of MEDINET.  “We believe this restorative cell therapy will contribute to better treatment by the physicians and quality life, of the patients with knee cartilage defects in Japan.”

Locust Walk served as transaction advisor to Histogenics.

Conference Call and Webcast Information

Histogenics’ management will host a conference call on Thursday, December 21, 2017 at 9:00 a.m. ET.  A question-and-answer session will follow Histogenics’ remarks.  To participate on the live call, please dial 877-930-8064 (domestic) or 253-336-8040 (international) and provide the conference ID: 5982636 five to ten minutes before the start of the call.

A live audio webcast of the presentation will be available via the “Investor Relations” page of the Histogenics website, www.histogenics.com, or by clicking here. A replay of the webcast will be archived on Histogenics’ website for approximately 45 days following the presentation.

About Histogenics Corporation

Histogenics (Nasdaq: HSGX) is a leader in the development of restorative cell therapies that may offer rapid-onset pain relief and restored function. Histogenics’ lead investigational product, NeoCart, is designed to rebuild a patient’s own knee cartilage to treat pain at the source and potentially prevent a patient’s progression to osteoarthritis. NeoCart is one of the most rigorously studied restorative cell therapies for orthopedic use. Histogenics recently completed enrollment of its NeoCart Phase 3 clinical trial and expects to report top-line, one-year superiority data in the third quarter of 2018. NeoCart is designed to perform like articular hyaline cartilage at the time of treatment, and as a result, may provide patients with more rapid pain relief and accelerated recovery as compared to the current standard of care. Histogenics’ technology platform has the potential to be used for a broad range of additional restorative cell therapy indications. For more information on Histogenics and NeoCart, please visit www.histogenics.com.

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About MEDINET Co., Ltd.

MEDINET is a pioneering leader in the development and commercialization of cancer immuno-cell therapies.  MEDINET is also rigorously preparing to enter into the regenerative medical product market to leverage its long clinical and translational medicine history responding to the expected aging of the population.  MEDINET went public in October, 2003 on the MOTHERS, Tokyo Stock Exchange. For more information, visit http://www.medinet-inc.co.jp/english/.

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Histogenics Corporation Forward-Looking Statements

Various statements in this release are “forward-looking statements” under the securities laws.  Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements.  Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.

Important factors that could cause actual results to differ materially from those reflected in Histogenics’ forward-looking statements include, among others:  the timing and success of Histogenics’ NeoCart Phase 3 clinical trial, including, without limitation, possible delays in generating the data from the clinical trial; the ability to obtain and maintain regulatory approval of NeoCart or any product candidates, and the labeling for any approved products; NeoCart’s regulation as a Regenerative Medical Product; the market size and potential patient population in Japan; the scope, progress, expansion, and costs of developing and commercializing Histogenics’ product candidates; the ability to obtain and maintain regulatory approval regarding the comparability of critical NeoCart raw materials following our technology transfer and manufacturing location transition; the size and growth of the potential markets for Histogenics’ product candidates and the ability to serve those markets; Histogenics’ expectations regarding its expenses and revenue; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Histogenics’ Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.  In addition to the risks described above and in Histogenics’ annual report on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Histogenics’ results.

There can be no assurance that the actual results or developments anticipated by Histogenics will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Histogenics.  Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Histogenics or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.  Histogenics cautions investors not to rely too heavily on the forward-looking statements Histogenics makes or that are made on its behalf.  The information

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in this release is provided only as of the date of this release, and Histogenics undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

* * * *

Contact:

Investor Relations
Tel: +1 (781) 547-7909

InvestorRelations@histogenics.com

SOURCE: Histogenics Corporation

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2017年12月21日

各　位

会社名　　 株式会社メディネット

代表者名　代表取締役会長兼社長　木村　佳司

　　　　　　　　 （コード番号：2370東証マザーズ）

問合せ先　取締役管理本部長　宮本　宗

（ＴＥＬ　045 – 478 - 0041）

ヒストジェニックス社と自己培養軟骨「NeoCart®」のライセンス契約を締結

当社は、ヒストジェニックス社（米国マサチューセッツ州ウォルサム市）との間で日本における自己培養軟骨「NeoCart」の開発・販売を目的としたライセンス契約を締結することについて本日、取締役会で決議を行い、当該契約を締結しましたのでお知らせします。当社は今後、本契約に基づき、同社から提供される品質・前臨床・臨床試験データおよび治験製品を使用することにより2018年後半から膝関節軟骨損傷を対象とする第Ⅲ相臨床試験を開始し、2021年に再生医療等製品としての製造販売承認を取得する予定です。

ヒストジェニックス社は、米国においてNeoCartの第Ⅲ相臨床試験の患者登録をすでに完了しており、2018年第3四半期に判明する試験結果に基づき、FDAに生物学的製剤承認申請を行う予定です。同社は、わが国において2017年第2四半期までに独立行政法人医薬品医療機器総合機構との対面助言を実施しており、臨床試験データについては、前記の米国第Ⅲ相臨床試験データ（249症例）が使用できるため、日本においては米国と同様のマイクロフラクチャー手術を対照とした第Ⅲ相臨床試験を30人規模で行うことにより製造販売承認申請が可能との見解を得ています。

NeoCartが適応可能な膝関節軟骨損傷患者は、わが国では少なくとも年間1万人と推定され、放置すれば変形性膝関節症や、場合によっては膝関節の全置換手術が必要になります。しかし、ヒストジェニックス社の調査によると、その約60％が外科的治療なしまたは保存治療しか施されていません。積極的な外科治療を受けていない場合にはその60～70％が将来的に変形性膝関節症に移行すると考えられています。こうした患者に、患者自身から採取した軟骨細胞を軟骨様形状に培養されたNeoCartは、損傷部に低侵襲で移植することができ、新たな治療の選択肢の一つになることが期待されます。

当社は、こうした状況に鑑み、NeoCartが早期にわが国の膝関節軟骨損傷患者に恩恵をもたらし得る潜在力に着目・評価し、その導入を決定したものです。そのための対価として契約一時金10百万ドル（約11.3億円）に加え、開発・適応拡大の各段階に応じた一時金（総額約11.6億円）ならびに販売開始後の売上高に応じた成功報酬（最大73億円）およびロイヤルティを支払うことになっています。

ヒストジェニックス社の英文名称はHistogenics Corporation（Nasdaq:HSGX）です。同社は、再生細胞治療の最有力企業の一つであり、詳細はそのWebページ（www.histogenics.com）をご参照ください。

【今後の影響】

　本件の業績（2018年9月期）に与える影響は現在精査中であり、今後、適時開示の必要性が生じた場合には速やかに開示いたします。

以　上

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EXHIBIT E

PMDA Requests & Necessary Actions by Histogenics

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Other PMDA Requests & Necessary Actions by Histogenics
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